                                                                     EXHIBIT 2.1

Harry A. Perrin                          Henry W. Simon, Jr.
Rosalie Walker Gray                      Michael D. Warner
WEIL, GOTSHAL & MANGES LLP               David T. Cohen
700 Louisiana, Suite 1600                SIMON, ANISMAN, DOBY &
Houston, Texas  77002-2784                   WILSON, P.C.
(713) 546-5000                           400 Professional Building
                                         P. O. Box 17047
Stephen A. Youngman                      Fort Worth, Texas  76102-0047
Kelli M. Walsh                           (817) 820-3100
WEIL, GOTSHAL & MANGES LLP
100 Crescent Court, Suite 1300           ATTORNEYS FOR THE
Dallas, Texas 75201-6950                 CREDITORS' COMMITTEE
(214) 746-7700

ATTORNEYS FOR THE DEBTOR


                     IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                DALLAS DIVISION

------------------------------------
                                    (S)
In re:                              (S)        Case No. 397-31261-SAF-11
                                    (S)
JAYHAWK ACCEPTANCE CORPORATION,     (S)        Chapter 11
a Texas Corporation,                (S)
                                    (S)
          Debtor.                   (S)
                                    (S)
------------------------------------


                          JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------



Dated:         August 19, 1997
               Dallas, Texas

                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I.          DEFINITIONS AND CONSTRUCTION OF TERMS..................   1
     1.1.   Definitions....................................................   1
            (a)     Administrative Expense Claim...........................   1
            (b)     Allowed................................................   1
            (c)     Allowed Fleet Expenses.................................   1
            (d)     Amended ByLaws.........................................   1
            (e)     Amended Articles of Incorporation......................   1
            (f)     Ballot.................................................   1
            (g)     Bankruptcy Code........................................   1
            (h)     Bankruptcy Court.......................................   2
            (i)     Bankruptcy Rules.......................................   2
            (j)     Bar Date...............................................   2
            (k)     Base Rate..............................................   2
            (l)     Business Day...........................................   2
            (m)     Cash...................................................   2
            (n)     Cash Collateral Orders.................................   2
            (o)     Causes of Action.......................................   2
            (p)     Chapter 11 Case........................................   2
            (q)     Claim..................................................   2
            (r)     Class..................................................   2
            (s)     Collateral.............................................   3
            (t)     Commencement Date......................................   3
            (u)     Comprehensive Claim....................................   3
            (v)     Confirmation Date......................................   3
            (w)     Confirmation Hearing...................................   3
            (x)     Confirmation Order.....................................   3
            (y)     Contract...............................................   3
            (z)     Contract Pool..........................................   3
            (aa)    Contributed Non-Accrual Contracts......................   3
            (bb)    Creditors' Committee...................................   3
            (cc)    Dealer.................................................   3
            (dd)    Dealer Agreement.......................................   3
            (ee)    Dealer Claim...........................................   3
            (ff)    Dealer Estimation Motion...............................   3
            (gg)    Dealer Settlement Right................................   4
            (hh)    Debtor.................................................   4
            (ii)    Default Rate...........................................   4
            (jj)    Disclosure Statement...................................   4
            (kk)    Disputed...............................................   4
            (ll)    Effective Date.........................................   4
            (mm)    Enrollment Fee Claim...................................   4
            (nn)    Equity Interest........................................   4
            (oo)    Event of Default.......................................   4
            (pp)    Final Order............................................   5
            (qq)    Fleet..................................................   5
            (rr)    Fleet Collateral.......................................   5
            (ss)    Fleet Payment Date.....................................   5
            (tt)    Fleet Payment Default..................................   5

            (uu)    Fleet Payment Default Condition.........................  5
            (vv)    Funding Trust...........................................  5
            (xx)    Insufficient Funds Determination........................  5
            (yy)    Jayhawk.................................................  6
            (zz)    Jaymed..................................................  6
            (aaa)   Jaymed Claim............................................  6
            (bbb)   Jaymed Preferred Stock..................................  6
            (ccc)   June 16 Filer...........................................  6
            (ddd)   Late Filer..............................................  6
            (eee)   Lien....................................................  6
            (fff)   May 15 Filer............................................  6
            (ggg)   MBIA Claim..............................................  6
            (hhh)   Net Trust Collections...................................  6
            (iii)   New Fleet Documents.....................................  6
            (jjj)   New Fleet Note..........................................  6
            (kkk)   Non-Accrual Contract....................................  6
            (lll)   Non-Accrual Contract Trust..............................  7
            (mmm)   Non-Settlement Treatment................................  7
            (nnn)   Non-Settling Dealers....................................  7
            (ooo)   Other Priority Claim....................................  7
            (ppp)   Other Secured Claim.....................................  7
            (qqq)   Plan....................................................  7
            (rrr)   Plan Supplement.........................................  7
            (sss)   Priority Tax Claim......................................  7
            (ttt)   Prudential..............................................  7
            (uuu)   Quarterly Payment Date..................................  7
            (vvv)   Schedules...............................................  7
            (www)   Section 510(b) Claim....................................  7
            (xxx)   Secured Claim...........................................  7
            (yyy)   Secured Fleet Claim.....................................  7
            (zzz)   Secured Prudential Claim................................  8
            (aaaa)  Settlement Treatment....................................  8
            (bbbb)  Settling Dealers........................................  8
            (cccc)  Tort Claim..............................................  8
            (dddd)  Trustee.................................................  8
            (eeee)  Unsecured Claim.........................................  8
            (ffff)  Voting Procedures Order.................................  8
            (gggg)  Voucher Claim...........................................  8
            (hhhh)  Westcott................................................  8
            (iiii)  Westcott Guaranty.......................................  8
            (jjjj)  Westcott Release........................................  8
   1.2.     Interpretation; Application of Definitions and Construction

ARTICLE II.    TREATMENT OF ADMINISTRATIVE EXPENSE CLAIMS
               AND PRIORITY TAX CLAIMS......................................  9
   2.1.     Administrative Expense Claims...................................  9
   2.2.     Bar Date for Filing Administrative Expenses Claims..............  9
   2.3.     Priority Tax Claims.............................................  9


ARTICLE III.   CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS................  10
   3.1.     Unclassified Claims.............................................  10
   3.2.     Classified Claims and Interests.................................  10
   3.3.     Elimination of Classes..........................................  10

ARTICLE IV.    TREATMENT OF CLAIMS AND EQUITY INTERESTS.....................  10
   4.1.     CLASS 1 -- OTHER PRIORITY CLAIMS................................  10
            (a)     Impairment and Voting...................................  11
            (b)     Distributions...........................................  11
            (c)     Late-Filed Proofs of Claim..............................  11
   4.2.     CLASS 2 -- SECURED FLEET CLAIM..................................  11
            (a)     Impairment and Voting...................................  11
            (b)     Distribution............................................  11
   4.3.     CLASS 3 -- SECURED PRUDENTIAL CLAIM.............................  13
            (a)     Impairment and Voting...................................  14
            (b)     Distribution............................................  14
   4.4.     CLASS 4 -- OTHER SECURED CLAIMS.................................  14
            (a)     Impairment and Voting...................................  14
            (b)     Treatment of Claims.....................................  14
            (c)     Subclassification.......................................  14
   4.5.     CLASS 5 -- UNSECURED CLAIMS.....................................  15
            (a)     Impairment and Voting...................................  15
            (b)     Distributions...........................................  15
            (c)     Late-Filed Proofs of Claim..............................  15
   4.6.     CLASS 6 -- DEALER CLAIMS........................................  15
            (a)     Impairment and Voting...................................  15
            (b)     Settlement Treatment....................................  15
            (c)     Non-Settlement Treatment................................  17
   4.7.     CLASS 7 -- JAYMED CLAIM.........................................  18
            (a)     Impairment and Voting...................................  18
            (b)     Distributions...........................................  18
   4.8.     CLASS 8 -- MBIA CLAIM...........................................  18
            (a)     Impairment and Voting...................................  18
            (b)     Treatment of Claims.....................................  18
   4.9.     CLASS 9 -- SECTION 510(b) CLAIMS................................  19
            (a)     Impairment and Voting...................................  19
            (b)     Distributions...........................................  19
            (c)     Late-Filed Proofs of Claim..............................  19
   4.10.    CLASS 10 -- EQUITY INTERESTS....................................  20
            (a)     Impairment and Voting...................................  20
            (b)     Retention of Equity Interests...........................  20

ARTICLE V.     PROVISIONS GOVERNING NON-ACCRUAL CONTRACT TRUST..............  20
   5.1.     Governing Document..............................................  20
   5.2.     Duties of Trustee...............................................  20
   5.3.     Initial Contribution of Non-Accrual Contracts...................  20
   5.4.     Final Contribution of Non-Accrual Contracts.....................  20
   5.5.     Contents of Trust Provided by the Debtor........................  21
            (a)     Section 5.3 Contributed Non-Accrual Contracts...........  21
            (b)     Section 5.4 Contributed Non-Accrual Contracts...........  21
   5.6.     Additional Contents of Trust....................................  21


   5.7.     Assignment and Transfer of Contracts As Is......................  22
   5.8.     Transfer of Contract Documentation..............................  22
   5.9.     Distributions from Trust........................................  22
   5.10.    Costs and Expenses of Trust.....................................  22
   5.11.    No Liability of Debtor for Trust Activities.....................  22
   5.12.    Mutual Indemnification..........................................  22
   5.13.    Purpose of Trust................................................  22

ARTICLE VI.    ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTIONBY ONE
               OR MORE CLASSES OF IMPAIRED CLAIMS........................     23
   6.1.     Classes Entitled to Vote........................................  23
   6.2.     Deemed Acceptance Without Vote..................................  23
   6.3.     Claim Class Acceptance Requirement..............................  23
   6.4.     Nonconsensual Confirmation......................................  23

ARTICLE VII.   PROVISIONS REGARDING DISTRIBUTIONS UNDER THE PLANAND
               TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS....  23
   7.1.     Method of Distributions Under the Plan..........................  23
            (a)     In General..............................................  23
            (b)     Distributions of Cash...................................  23
            (c)     Timing of Distributions.................................  23
            (d)     Minimum Distributions...................................  24
            (e)     Unclaimed Distributions.................................  24
            (f)     Delayed or Deferred Distributions.......................  24
            (g)     Prepayment..............................................  25
   7.2.     Disputed Claims.................................................  25
            (a)     Distributions Upon Allowance of Disputed Claims Entitled
                    to Payment in Full in One Payment.......................  25
            (b)     Distributions Upon Allowance of Disputed Claims Payments
                    Entitled to Payment in Full in Installment..............  25
            (c)     Tort Claims.............................................  25
   7.3.     Objections to and Resolution of Disputed Administrative Expense
            Claims and Disputed Claims ...................................... 25
   7.4.     Distributions Relating to Allowed Insured Claims................  26
   7.5.     Cancellation and Surrender of Existing Securities and Agreements  26
   7.6.     Procedure for Allowance of Late Filed Proofs of Claim...........  26
   7.7.     Inapplicability of Provisions to Secured Fleet Claim............  26

ARTICLE VIII.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES................  27
   8.1.     Assumption or Rejection of Executory Contracts and Unexpired
            Leases..........................................................  27
   8.2.     Approval of Assumption or Rejection.............................  27
   8.3.     Bar Date for Filing Proofs of Claim for Rejection Damages.......  27
   8.4.     Cure of Defaults................................................  27
   8.5.     Insurance Policies..............................................  27
   8.6.     Indemnification Obligations.....................................  27
   8.7.     Compensation and Benefit Programs...............................  28
   8.8.     Retiree Benefits................................................  28
   8.9.     Dealer Agreements...............................................  28
   8.10.    Repossession Contracts..........................................  28

ARTICLE IX.    COMPROMISE OF DISPUTES.......................................  28
   9.1.    Compromise and Settlement of Claims Against Fleet................  28
   9.2.    Compromise and Settlement with Dealers...........................  29
   9.3.    Compromise and Settlement with Richard B. Hoffmann...............  29

ARTICLE X.     PROVISIONS REGARDING CORPORATEGOVERNANCE OF THE
               REORGANIZED DEBTOR...........................................  29
   10.1.   General..........................................................  29
   10.2.   Meetings of Reorganized Debtor Stockholders......................  29
   10.3.   Directors and Officers of Reorganized Debtor.....................  29
           (a)   Board of Directors.........................................  29
           (b)   Officers...................................................  30
   10.4.   Amended Bylaws and Amended Articles of Incorporation.............  30
   10.5.   Issuance of New Promissory Note and
           Conversion of Jaymed Preferred Stock.............................  30

ARTICLE XI.    IMPLEMENTATION AND EFFECT OF CONFIRMATION
               OF PLAN......................................................  30
   11.1.   Implementing Actions.............................................  30
   11.2.   Enforcement of Confirmation Order................................  30
   11.3.   Revesting of Assets..............................................  30
   11.4.   Causes of Action.................................................  31
   11.5.   Discharge of Debtor..............................................  31
   11.6.   Injunction.......................................................  31

 ARTICLE XII.  RETENTION OF JURISDICTION....................................  31
   12.1.   Exclusive Jurisdiction...........................................  31

ARTICLE XIII.  MISCELLANEOUS PROVISIONS.....................................  32
   13.1.   Effectuating Documents and Further Transactions..................  32
   13.2.   Corporate Action.................................................  32
   13.3.   Exemption from Transfer Taxes....................................  33
   13.4.   Debtor's Limited Release of Directors and Officers...............  33
   13.5.   Exculpation......................................................  33
   13.6.   Termination of Creditors' Committee..............................  33
   13.7.   Post-Effective Date Fees and Expenses............................  33
   13.8.   Payment of Statutory Fees........................................  33
   13.9.   Amendment or Modification of the Plan............................  33
   13.10.  Severability.....................................................  34
   13.11.  Revocation or Withdrawal of the Plan.............................  34
   13.12.  Binding Effect...................................................  34
   13.13.  Notices..........................................................  34
   13.14.  Governing Law....................................................  34
   13.15.  Withholding and Reporting Requirements...........................  35
   13.16.  Plan Supplement..................................................  35
   13.17.  Headings.........................................................  35
   13.18.  Exhibits.........................................................  35
   13.19.  Filing of Additional Documents...................................  35

                          JOINT PLAN OF REORGANIZATION
                    UNDER CHAPTER 11 OF THE BANKRUPTCY CODE
              PROPOSED BY THE DEBTOR AND THE CREDITORS' COMMITTEE
              ---------------------------------------------------


          Jayhawk Acceptance Corporation and the Official Committee of Unsecured Creditors propose the following joint plan of reorganization under section 1121(a) of title 11 of the United States Code.


                                  ARTICLE I.

                     DEFINITIONS AND CONSTRUCTION OF TERMS
                    --------------------------------------

     1.1. Definitions.  As used herein, the following terms have the respective
          -----------
meanings specified below, unless the context otherwise requires:

          (a)  Administrative Expense Claim means any right to payment
               ----------------------------
constituting a cost or expense of administration of the Chapter 11 Case under sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, (a) any actual and necessary costs and expenses of preserving the estate of the Debtor, (b) any actual and necessary costs and expenses of operating the business of the Debtor, (c) any indebtedness or obligations incurred or assumed by the Debtor in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, (d) all compensation and reimbursement of expenses to the extent Allowed by the Bankruptcy Court under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the estate of the Debtor under section 1930 of chapter 123 of title 28 of the United States Code.

          (b) Allowed means any Claim against the Debtor (a) which has been listed by the Debtor in its Schedules as liquidated in amount and not disputed or contingent, and for which no contrary proof of claim has been filed, (b) which is allowed hereunder, (c) which is not Disputed or (d) if Disputed, (i) which has been allowed by Final Order or (ii) as to which, pursuant to the Plan or a Final Order of the Bankruptcy Court, the liability of the Debtor and the amount thereof are determined by final order of a court of competent jurisdiction other than the Bankruptcy Court; provided, however, that any Claims
                                              --------  -------
allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered "Allowed Claims" hereunder. Unless otherwise specified herein or by order of the Bankruptcy Court, "Allowed Administrative Expense Claim," or "Allowed Claim" shall not, for purposes of computation of distributions under the Plan, include interest on such Administrative Expense Claim or Claim from and after the Commencement Date.

          (c)  Allowed Fleet Expenses means all legal fees and other expenses
               ----------------------
incurred by Fleet during the pendency of the Chapter 11 Case, to the extent they are allowed by the Bankruptcy Court.

          (d)  Amended ByLaws means the amended and restated ByLaws of the
               --------------
Debtor.

          (e)  Amended Articles of Incorporation means the amended and restated
               ---------------------------------
Articles of Incorporation of the Debtor.

          (f)  Ballot means the form distributed to each holder of an impaired
               ------
Claim on which is to be indicated acceptance or rejection of the Plan.

          (g)  Bankruptcy Code means title 11 of the United States Code, as
               ---------------
amended from time to time, as applicable to the Chapter 11 Case.

     (h)  Bankruptcy Court means the United States District Court for the
          ----------------
Northern District of Texas, Dallas Division having jurisdiction over the Chapter 11 Case and, to the extent of any reference under section 157 of title 28 of the United States Code, the unit of such District Court under section 151 of title 28 of the United States Code.

     (i)  Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as
          ----------------
promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, and any Local Rules of the Bankruptcy Court.

     (j)  Bar Date means (a) the deadline established by the Bankruptcy Court
          --------
for the filing of proofs of claim, which deadline is either (i) May 15, 1997 for all Claims other than those described in (ii) or (iii) hereof, (ii) June 16, 1997 for those Claims held by creditors who were not mailed notice of the May 15, 1997 deadline but were mailed notice of the June 16, 1997 deadline, other than those described in (iii) hereof, or (iii) August 6, 1997 for those Claims
                                      --
held by governmental units; and/or (b) the deadline established by Section 2.2 of this Plan for the filing of requests for payment or applications for compensation and reimbursement with respect to Administrative Expense Claims.

     (k)  Base Rate means the rate of interest generally announced or quoted by
          ---------
Fleet from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Fleet to its most preferred borrowers; and if such base rate for commercial loans is discontinued by Fleet as a standard, a comparable reference rate designated by Fleet as a substitute therefor shall be the base rate.

     (l)  Business Day means any day other than a Saturday, Sunday or any other
          ------------
day on which commercial banks in Dallas, Texas are required or authorized to close by law or executive order.

     (m)  Cash means legal tender of the United States of America and
          ----
equivalents thereof.

     (n)  Cash Collateral Orders mean the orders of the Bankruptcy Court
          ----------------------
governing the use of Fleet's cash collateral, including the Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, the Second Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection, the Third Interim Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection (and the Supplement thereto), the Final Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection entered on May 23, 1997, the Second Final Order Authorizing the Use of Cash Collateral and Providing for Adequate Protection entered on July 29, 1997, and any subsequent orders governing the use of Fleet's cash collateral entered prior to the Effective Date.

     (o)  Causes of Action means, without limitation, any and all claims,
          ----------------
actions, causes of action (including causes of action arising under any section of the Bankruptcy Code), liabilities, obligations, rights, suits, debts, sums of money, damages, judgments and demands whatsoever, whether known or unknown, disputed or undisputed, legal or equitable, absolute or contingent.

     (p)  Chapter 11 Case means the case under chapter 11 of the Bankruptcy Code
          ---------------
commenced by the Debtor, styled In re Jayhawk Acceptance Corporation, Chapter 11 Case No. 397-31261-SAF-11, currently pending in the Bankruptcy Court.

     (q)  Claim has the meaning set forth in section 101(5) of the
          -----
Bankruptcy Code.

     (r)  Class means a category of holders of Claims or Equity Interests
          -----
as set forth in Article III of the Plan.

     (s)  Collateral means any property or interest in property of the estate of
          ----------
the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

     (t)  Commencement Date means February 7, 1997, the date on which the
          -----------------
Debtor commenced the Chapter 11 Case.

     (u)  Comprehensive Claim means all components of a Dealer Claim other than
          -------------------
an Enrollment Fee Claim, a Voucher Claim or a Dealer Settlement Right, which components specifically include, without limitation, a Claim of a Dealer for future collections on Contracts purchased by the Debtor from such Dealer, a Claim for breach of a Dealer Agreement, or any other Claim based on or arising from a Dealer Agreement or a Dealer's relationship with the Debtor.

     (v)  Confirmation Date means the date on which the Clerk of the Bankruptcy
          -----------------
Court enters the Confirmation Order on the docket.

     (w)  Confirmation Hearing means the hearing held by the Bankruptcy Court to
          --------------------
consider confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

     (x)  Confirmation Order means the order of the Bankruptcy Court confirming
          ------------------
the Plan pursuant to section 1129 of the Bankruptcy Code.

     (y)  Contract means a written agreement pursuant to which a Person agrees
          --------
to purchase from a Dealer a new or used automobile and to pay for same on an installment basis, with interest, over a period of months.

     (z)  Contract Pool means all of the Contracts sold by a Dealer to the
          -------------
Debtor pursuant to a Dealer Agreement and owned either by the Debtor or by Funding Trust.

     (aa) Contributed Non-Accrual Contracts means those Non-Accrual Contracts
          ---------------------------------
that are assigned and transferred by the Debtor to the Non-Accrual Contract Trust, as described in Sections 5.3 and 5.4 of the Plan.

     (bb) Creditors' Committee means the statutory committee of unsecured
          --------------------
creditors appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code.

     (cc) Dealer means a Person engaged in the business of selling new or used
          ------
automobiles pursuant to Contracts or any assignee of such a Person.

     (dd) Dealer Agreement means an agreement governing the relationship between
          ----------------
the Debtor and each Dealer from which the Debtor purchases Contracts.

     (ee) Dealer Claim means a Claim of any kind or basis held by a Dealer,
          ------------
including, without limitation, a Claim based upon enrollment fees paid by such Dealer to the Debtor, unused vouchers provided to such Dealer by the Debtor, future collections on Contracts purchased by the Debtor from such Dealer, breach of a Dealer Agreement, or a Dealer's relationship with the Debtor.

     (ff) Dealer Estimation Motion means (i) the Debtor's First Omnibus
          ------------------------
Objection to Certain Auto Dealer Claims and Motion Pursuant to Section 502(c) of the Bankruptcy Code Estimating Such Claims for All Purposes, Including Voting, Feasibility and Allowance, dated June 6, 1997, as the same shall be amended, inter alia, to estimate each Dealer Claim based upon a $155.5 million collection scenario and to assert any and all counterclaims, defenses and affirmative defenses of the Debtor against any Dealer Claim; and (ii) any subsequent objections or motions to estimate filed by the Debtor relating to any Dealer Claim.

     (gg) Dealer Settlement Right means a right defined solely to encompass the
          -----------------------
entitlement of certain Dealers under the Settlement Treatment to receive an interest in the Non-Accrual Contract Trust.

     (hh) Debtor means Jayhawk Acceptance Corporation, a Texas corporation, in
          ------
its capacity as a prepetition, postpetition and/or reorganized debtor, depending upon the context in which such word is used in the Plan.

     (ii) Default Rate means a variable rate per annum payable that is 2% plus
          ------------
the Base Rate in effect from time to time and that shall be payable with respect to the Secured Fleet Claim after the occurrence and during the continuance of an Event of Default.

     (jj) Disclosure Statement means the disclosure statement relating to the
          --------------------
Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

     (kk) Disputed means (a) any Claim proof of which, or a request for payment
          --------
(which term includes an application for compensation or reimbursement) with respect to which, was properly filed and filed by the applicable Bar Date and
(i) which has been or hereafter is listed on the Schedules as unliquidated, disputed or contingent, or (ii) as to which the Debtor has interposed a timely objection and/or request for estimation in accordance with section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn or determined by a Final Order; (b) any Claim proof of which, or a request for payment with respect to which, was or is properly filed and filed by the applicable Bar Date, but as to which the deadline established in Section 7.3 of the Plan for filing and serving objections has not yet passed; or (c) any Claim proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not properly filed or filed by the applicable Bar Date.

     (ll) Effective Date means the first Business Day that is ten (10) days
          --------------
after the date on which the Confirmation Order becomes a Final Order.

     (mm) Enrollment Fee Claim means a Claim of a Dealer based upon enrollment
          --------------------
fees paid by such Dealer to the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor.

     (nn) Equity Interest means any share of common stock or other instrument
          ---------------
evidencing an ownership interest in the Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest.

     (oo) Event of Default means the occurrence or existence of any one or more
          ----------------
of the following events or conditions:  (i) a Fleet Payment Default shall occur;
(ii) the Debtor shall dissolve, merge, liquidate (other than as contemplated by the Plan), suffer the appointment of a receiver or other custodian for any of the Fleet Collateral or any other material part of the Debtor's assets; (iii) the Chapter 11 Case shall be converted to a case under Chapter 7 of the Bankruptcy Code; (iv) the Debtor shall grant or permit to exist any Lien with respect to any of the Fleet Collateral other than Liens in favor of Fleet, Liens in existence on the Commencement Date to secure Claims that existed on that date, statutory Liens that arise in the ordinary course of business of the Debtor so long as they secure Claims that are not past due or payable and (except for property tax Liens having priority as a matter of applicable law) are junior in priority to Fleet's Liens with respect to the Fleet Collateral, the prior Lien of Prudential in Funding Trust, the carve-out from the Lien in

Funding Trust of up to $2.5 million in aggregate for Allowed fees and expenses of professional persons retained by the Creditors' Committee and the Debtor, and such other Liens as may be permitted in the New Fleet Documents; or (v) the Debtor shall default in the observance or performance of any covenant or condition contained in any of the New Fleet Documents and such default is not cured within thirty (30) days after the sooner to occur of the Debtor's receipt of notice of such default or the Debtor otherwise acquires actual knowledge of such default.

     (pp) Final Order means an order of the Bankruptcy Court as to which the
          -----------
time to appeal, petition for certiorari, or move for reargument or rehearing has
                             ----------
expired and as to which no appeal, petition for certiorari, or other proceedings
                                                ----------
for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in
                     ----------
writing in form and substance satisfactory to the Debtor, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been
                   ----------
sought, such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or
                                                   ----------
rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired;
             ----------
provided, however, that the possibility that a motion under Rule 59 or Rule 60
--------  -------
of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not cause such order not to be a Final Order.

     (qq) Fleet means Fleet Capital Corporation, a Rhode Island corporation, and its successors or assigns.

     (rr) Fleet Collateral means and includes (i) all Collateral that secured
          ----------------
payment of the Secured Fleet Claim as of the Commencement Date; (ii) all property that the Debtor acquired after the Commencement Date and that became Collateral for the Secured Fleet Claim pursuant to any of the Cash Collateral Orders; (iii) effective upon the Effective Date, the legal and beneficial ownership interests of the Debtor in Funding Trust, subject to the prior lien of Prudential and a carve-out of $2.5 million for professional fees and expenses; and (iv) all proceeds of the foregoing items, all as more fully set forth in the New Fleet Documents. Notwithstanding the foregoing, from and after the Effective Date, the Fleet Collateral shall not include the Contributed Non-Accrual Contracts or any interest in the Non-Accrual Contract Trust.

     (ss) Fleet Payment Date means the date on which the Secured Fleet Claim is
          ------------------
required by the terms of the Plan to be paid in full, which date is September 30, 1998.

     (tt) Fleet Payment Default means a failure by the Debtor to pay any portion
          ---------------------
of the Secured Fleet Claim on, or within ten (10) days after, the due date thereof, or the failure to pay the entire accelerated amount of the Secured Fleet Claim upon or after the occurrence of any Event of Default.

     (uu) Fleet Payment Default Condition means a condition resulting from the
          -------------------------------
failure of the Debtor to pay any installment of the Secured Fleet Claim as provided in Section 4.2(b) of the Plan, but before ten (10) days have elapsed such that the failure becomes a Fleet Payment Default.

     (vv) Funding Trust means Jayhawk Funding Trust I, a Delaware business
          -------
trust.

     (ww) Insured Claim means any Claim arising from an incident or occurrence
          -------------
that is covered under the Debtor's insurance policies.

     (xx) Insufficient Funds Determination means a good faith determination by
          --------------------------------
the Debtor, with respect to any quarterly payment that may be due under the Plan with respect to Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7, that it has insufficient funds with which to make any such payment or that after any such payment it would have insufficient working capital.

     (yy)  Jayhawk means Jayhawk Acceptance Corporation, a Texas
           -------
corporation.

     (zz)  Jaymed means Jayhawk Medical Acceptance Corporation, a wholly-
           ------
owned subsidiary of Jayhawk.

     (aaa) Jaymed Claim means the Claim of Jaymed against the Debtor in the
           ------------
principal amount of $7.1 million, exclusive of interest, as of the Commencement Date.

     (bbb) Jaymed Preferred Stock means the Series A Redeemable, Convertible
           ----------------------
Preferred Stock, par value $.01 per share of Jaymed.

     (ccc) June 16 Filer means the holder of a Claim, other than a governmental
           -------------
unit, that filed a proof of claim after the May 15, 1997 bar date but on or before June 16, 1997.

     (ddd) Late Filer means the holder of a Claim, other than a governmental
           ----------
unit, that filed a proof of claim against the Debtor after June 16, 1997.

     (eee) Lien has the meaning set forth in section 101(37) of the
           ----
Bankruptcy Code.

     (fff) May 15 Filer means the holder of a Claim, other than a governmental
           ------------
unit, that filed a proof of claim against the Debtor on or before the May 15, 1997 bar date established by the Bankruptcy Court.

     (ggg) MBIA Claim means the Claim of MBIA Insurance Corporation arising
           ----------
under or in connection with two note guaranty insurance policies (policy numbers 20632 and 21656) and indemnity agreements by among MBIA Insurance Corporation, the Debtor, Funding Trust and Norwest Bank, dated March 15, 1996 and August 7, 1996, relating to the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996A and the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B.

     (hhh) Net Trust Collections means the proceeds received by the Non-Accrual
           ---------------------
Contract Trust from the Contributed Non-Accrual Contracts, plus any interest, investment income or other amounts earned thereon, minus the costs incurred in establishing and administering the Non-Accrual Contract Trust (including the fees and expenses of the Trustee and any professionals retained by the Trustee).

     (iii) New Fleet Documents means the New Fleet Note, the Loan and Security
           -------------------
Agreement between the Debtor and Fleet which shall be in the form contained in the Plan Supplement, the Pledge and Security Agreement (Beneficial Interests), which shall be in the form contained in the Plan Supplement, and all other instruments and agreements referred to in any of the foregoing or to be executed by the Debtor pursuant thereto, or as may be modified in writing by Fleet and the Debtor.

     (jjj) New Fleet Note means the Secured Promissory Note to be issued
           --------------
pursuant to the Plan to Fleet, which shall be in the form contained in the Plan Supplement or as may be modified in writing by Fleet and the Debtor, and shall be in an amount equal to the unpaid principal amount and accrued but unpaid interest of the Secured Fleet Claim as of the Commencement Date less payments received and applied to principal during the Chapter 11 Case, plus accrued but unpaid interest as of the Effective Date, calculated at the Base Rate.

     (kkk) Non-Accrual Contract means a Contract that is categorized in the
           --------------------
Debtor's collection records, maintained in the ordinary course of business and in a manner that is consistent with past practices existing as of June 30, 1997, as "Non-Accrual," specifically including any Contract that is identified in such collection records as "Collection," "Insurance," Repo Posted," "Bankruptcy," and "Other," but excluding any Contract that is categorized as "Repo-Auction Not Posted."

     (lll) Non-Accrual Contract Trust means the trust established pursuant to
           -----------
the trust agreement described in Section 5.1 of the Plan for the purpose of governing the distribution of Net Trust Collections to holders of Dealer Claims entitled thereto pursuant such Section 4.6(b)(4).

     (mmm) Non-Settlement Treatment means the treatment offered in Section
           --------------
4.6(c) of the Plan to those holders of Dealer Claims (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(c) of the Plan or (ii) who are Late Filers. Holders of Dealer Claims receiving the Non-Settlement Treatment shall be required to litigate the allowability and amount of their Dealer Claims pursuant to the Dealer Estimation Motion.

     (nnn) Non-Settling Dealers means the holders of Dealer Claims who receive
           --------------------
the Non-Settlement Treatment.

     (ooo) Other Priority Claim means any Claim, other than an Administrative
           --------------------
Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

     (ppp) Other Secured Claim means any Secured Claim, other than the
           -------------------
Secured Fleet Claim and the Secured Prudential Claim.

     (qqq) Plan means this chapter 11 plan of reorganization, including, without
           ----
limitation, the Plan Supplement and all exhibits, supplements, appendices and schedules hereto, either in its present form or as same may be altered, amended or modified from time to time.

     (rrr) Plan Supplement means the collection of forms of documents
           ---------------
specified in Section 13.16 of the Plan.

     (sss) Priority Tax Claim means any Claim of a governmental unit of the kind
           ------------------
specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

     (ttt) Prudential means Prudential Securities Capital Corporation.
           ----------

     (uuu) Quarterly Payment Date means each December 26, March 31, June 30
           ----------------------
and September 30 after the Effective Date.

     (vvv) Schedules means the schedules of assets and liabilities, the list of
           ---------
holders of Equity Interests, and the statements of financial affairs filed by the Debtor under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through the Confirmation Date.

     (www) Section 510(b) Claim means a Claim, as described in section 510(b) of
           --------------------
the Bankruptcy Code, arising from rescission of a purchase or sale of a security of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such a Claim.

     (xxx) Secured Claim means any Claim, to the extent reflected in the
           -------------
Schedules or a proof of claim as a Secured Claim, which is secured by a Lien on Collateral to the extent of the value of such Collateral, as determined in accordance with section 506(a) of the Bankruptcy Code, or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

     (yyy) Secured Fleet Claim means and includes (i) all Claims against the
           -------------------
Debtor that arise under or relate to loans and other extensions of credit made by Fleet (or its predecessor-in-interest, Shawmut Capital Corporation) to the Debtor under that certain Loan and Security Agreement dated as of April 4, 1995, between the Debtor and Fleet (as successor to Shawmut Capital Corporation); (ii) all Allowed Fleet Expenses; and (iii) all Liens at any time granted or conveyed as security for any such Claims and other obligations, including, without limitation, Liens granted pursuant to any of the Cash Collateral Orders, the Plan or any of the New Fleet Documents.

     (zzz)  Secured Prudential Claim means all Claims and Liens arising under or
            ------------------------
related to that certain Trust Shares Pledge Agreement dated December 23, 1996 between Prudential and the Debtor, or any instrument or agreement referred to therein or executed by the Debtor pursuant thereto.

     (aaaa) Settlement Treatment means the treatment offered in Section 4.6(b)
            --------------------
of the Plan to those holders of Dealer Claims (i) who are May 15 Filers or June 16 Filers and who elect to receive the treatment offered in Section 4.6(b) of the Plan or (ii) who are May 15 Filers or June 16 Filers and who do not elect either to receive the Settlement Treatment or the Non-Settlement Treatment. The Settlement Treatment is offered in compromise of the issues raised in the Dealer Estimation Motion and in further compromise of any other objections that the Debtor may have to a Dealer Claim treated thereunder, and holders of Dealer Claims receiving the Settlement Treatment shall not litigate the allowability and amount of their Dealer Claims pursuant to the Dealer Estimation Motion.

     (bbbb) Settling Dealers means the holders of Dealer Claims who receive
            ----------------
the Settlement Treatment.

     (cccc) Tort Claim means any Claim relating to personal injury, property
            ----------
damage or products liability or other similar Claim asserted against the Debtor that has not previously been compromised or settled or otherwise resolved.

     (dddd) Trustee means the person approved by the Bankruptcy Court in the
            -------
Confirmation Order, or any successor appointed pursuant to the terms of the trust agreement applicable to the Non-Accrual Contract Trust, to serve as the trustee of the Non-Accrual Contract Trust subject to Section 4.6(b)(4) of the Plan.

     (eeee) Unsecured Claim means any Claim that is not a Secured Claim,
            ---------------
Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Dealer Claim, Jaymed Claim, MBIA Claim or Section 510(b) Claim.

     (ffff) Voting Procedures Order means the Order (a) Approving the Disclosure
            -----------------------
Statement, (b) Approving the Proposed Voting Procedures, and (c) Scheduling the Hearing to Consider Confirmation of the Debtor's Plan of Reorganization, dated August 19, 1997.

     (gggg) Voucher Claim means a Claim of a Dealer based upon unused vouchers
            -------------
provided to such Dealer by the Debtor under or in connection with the Dealer Agreement between such Dealer and the Debtor.

     (hhhh) Westcott means Carl H. Westcott.
            --------

     (iiii) Westcott Guaranty means the Guaranty of Westcott to Fleet pursuant
            -----------------
to which Westcott will guarantee certain obligations of the Debtor to Fleet, which shall be in the form contained in the Plan Supplement.

     (jjjj) Westcott Release means the release to be executed and delivered by
            ----------------
Westcott to Fleet dated as of the Effective Date, which shall be in the form contained in the Plan Supplement.

     1.2. Interpretation; Application of Definitions and Rules of Construction.
          --------------------------------------------------------------------
Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include both the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter. Unless otherwise specified, all section, article, schedule or exhibit references in the Plan are to the respective
Section in, Article of, Schedule to, or Exhibit to, the Plan. The words "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. The word "including" shall mean "including, without limitation." The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan. A term used herein that is not defined herein, but that is used in the Bankruptcy Code, shall have the meaning ascribed to that term in the Bankruptcy Code. The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions of the Plan.


                                  ARTICLE II.

                          TREATMENT OF ADMINISTRATIVE
                     EXPENSE CLAIMS AND PRIORITY TAX CLAIMS
                     --------------------------------------

     2.1. Administrative Expense Claims.  Except to the extent that any entity
          -----------------------------
entitled to payment of any Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative
                              --------  -------
Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor or liabilities arising under loans or advances to or other obligations incurred by the Debtor, to the extent authorized and approved by the Bankruptcy Court if such authorization and approval was required under the Bankruptcy Code, shall be paid in full and performed by the Debtor in the ordinary course of business in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing or other documents relating to, such transactions.

     2.2. Bar Date for Filing Administrative Expenses Claims.  The holder of an
          --------------------------------------------------
Administrative Expense Claim shall file with the Bankruptcy Court and serve on the Debtor a request for payment of such Claim no later than forty-five (45) days after the Effective Date. Such request for payment shall include, at a minimum, the name of the holder of the Claim, the amount of the Claim, the date on which the Claim arose, and a detailed explanation of the basis of the Claim, with all pertinent documents attached; provided, however, that a request for
                                       --------  -------
payment made by an entity seeking an award of compensation for services rendered or reimbursement of expenses incurred under section 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5) or 506(b) of the Bankruptcy Code shall be in the form of an application and shall comply with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules governing applications for compensation and reimbursement. An Administrative Expense Claim that is not evidenced by a request for payment that is properly and timely filed and served shall be forever barred and discharged.

     2.3. Priority Tax Claims.  Except to the extent that a holder of an Allowed
          -------------------
Priority Tax Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, at the sole option of the Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) equal annual Cash payments in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at a fixed annual rate equal to 8 1/4%, over a period through the sixth anniversary of the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed

Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim.


                                 ARTICLE III.

                 CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS
                 ---------------------------------------------

     3.1. Unclassified Claims.  As provided in section 1123(a)(1) of the
          -------------------
Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims shall not be classified for purposes of voting or receiving distributions under the Plan. Rather, all such Claims shall be treated as unclassified claims on the terms set forth in Article V of the Plan.

     3.2. Classified Claims and Interests.  For purposes of organization,
          -------------------------------
voting, and all confirmation matters, except as otherwise provided herein, all Claims (except for Administrative Expense Claims and Priority Tax Claims) and all Interests shall be classified as follows:

     Class                                                        Status
     -----                                                        ------
     Class 1 -- Other Priority Claims........................ Unimpaired

     Class 2 -- Secured Fleet Claim............................ Impaired

     Class 3 -- Secured Prudential Claim..................... Unimpaired

     Class 4 -- Other Secured Claims......................... Unimpaired

     Class 5 -- Unsecured Claims............................... Impaired

     Class 6 -- Dealer Claims.................................. Impaired

     Class 7 -- Jaymed Claim................................... Impaired

     Class 8 -- MBIA Claim................................... Unimpaired

     Class 9 -- Section 510(b) Claims.......................... Impaired

     Class 10 -- Equity Interests............................ Unimpaired

     3.3. Elimination of Classes.  Any impaired class that is not occupied as of
          ----------------------
the date of the hearing on confirmation of the Plan by an Allowed Claim or Allowed Equity Interest or by a Claim or Equity Interest temporarily allowed pursuant to Bankruptcy Rule 3018 shall be deemed deleted from the Plan for purposes of voting on acceptance or rejection of the Plan and determining whether the Plan has been accepted by such class pursuant to section 1129 of the Bankruptcy Code.

                                  ARTICLE IV.

                    TREATMENT OF CLAIMS AND EQUITY INTERESTS
                    ----------------------------------------

     4.1. CLASS 1 -- OTHER PRIORITY CLAIMS.
          --------------------------------

          (a)  Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each
               ---------------------
holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Distributions. Each holder of an Allowed Other Priority Claim
               -------------
shall receive Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Allowed Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

          (c)  Late-Filed Proofs of Claim. Any proof of claim filed by the
               --------------------------
holder of an Other Priority Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan; provided, however, that the Debtor and the holder of an Other Priority
      --------  -------
Claim that is a June 16 Filer (but in no event a Late Filer) may compromise the late filing issue by agreeing to treat such holder's proof of claim as timely filed if such holder will reduce the amount of its Other Priority Claim by 25% of the otherwise allowable amount of such Claim.

     4.2. CLASS 2 -- SECURED FLEET CLAIM.
          ------------------------------

          (a)  Impairment and Voting. Class 2 is impaired by the Plan. Fleet as
               ---------------------
the holder of the Allowed Secured Fleet Claim is entitled to vote to accept or reject the Plan.

          (b)  Distribution. Upon the Effective Date and pursuant to the terms
               ------------
of the New Fleet Documents, Fleet as the holder of the Allowed Secured Fleet Claim shall be treated as follows:

               (1)  Deemed Allowance. Upon the Effective Date, the Allowed
                    ----------------
     Secured Fleet Claim shall be treated as an allowed, fully secured Claim and from and after the Effective Date shall be paid pursuant to the terms hereof and the New Fleet Documents, without defense, offset or counterclaim.

               (2)  Interest.  Interest shall continue to accrue and be paid
                    --------
     with respect to the principal amount of the Allowed Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which shall be paid as set forth in Section 4.2(b)(9) of the Plan) monthly, in arrears, on the last day of the month (except as to the payment for the month of December 1997, which shall be made on December 26, 1997), at a variable rate per annum equal to the Base Rate in effect from time to time; provided, however, that from and after the occurrence and during the
     --------  -------
     continuance of an Event of Default, interest shall accrue at the Default Rate. Interest shall be calculated as provided in the New Fleet Documents.

               (3)  Monthly Principal Amortization.  The outstanding principal
                    ------------------------------
     balance of the Secured Fleet Claim (excluding that portion consisting of Allowed Fleet Expenses, which shall be paid as set forth in Section 4.2(b)(9) of the Plan) shall be due and payable from and after the Effective Date to the holder of the Allowed Secured Fleet Claim Fleet, on the last day of the month (except as to the payment for the month of December 1997, which shall be made on December 26, 1997), in monthly installments which shall be in the amounts specified below:

                                   Per Month
           Month               Installment Amount
----------------------------   ------------------

October 1997                      $2.5 million

November 1997                     $2.5 million

December 1997                     $3.0 million

January through June 1998         $3.0 million

July through August 1998          $3.5 million

     The remaining unpaid balance on the New Fleet Note shall be due and payable on September 30, 1998.

               (4)  Limitation on and Deferral of Payment to Other Creditors.
                    --------------------------------------------------------
     The Debtor shall be permitted to make payments to holders of Unsecured Claims, Dealer Claims and the Jaymed Claim pending the Fleet Payment Date, subject to the following limitations:

               a. the Debtor shall not make any payments due on the initial Quarterly Payment Date of December 26, 1997 unless Fleet shall have first received from the Debtor principal payments aggregating $8 million with respect to the months of October through December 1997, and there shall be no accrued but unpaid interest owing to Fleet on December 26, 1997;

               b. the Debtor shall not make any payment due on a Quarterly Payment Date until the installment payment (including principal and interest owed, and if any of the Allowed Fleet Expenses are outstanding, the amortized amount thereof as provided in Section 4.2(b)(9) hereof) due to Fleet on the same date is paid in full;

               c. the Debtor shall not make payments with respect to Unsecured Claims collectively exceeding $1.5 million on the initial Quarterly Payment Date and shall not make payments with respect to Unsecured Claims, Dealer Claims (other than Enrollment Fee Claims and Voucher Claims under the Settlement Treatment) and the Jaymed Claim collectively exceeding $2.4 million on the second or any subsequent Quarterly Payment Date;

               d. the Debtor may defer all or part of any of the payments otherwise due under the Plan with respect to Unsecured Claims, Dealer Claims and the Jaymed Claim in the event and to the extent of an Insufficient Funds Determination; and any payments deferred in accordance with the foregoing may not be made to the holders of Unsecured Claims, Dealer Claims or the Jaymed Claim until after the Fleet Payment Date; or

               e. the Debtor shall have no authority to pay, and holders of Unsecured Claims, Dealer Claims and the Jaymed Claim shall not be entitled to receive, any future distributions under the Plan on any date that a Fleet Payment Default or a Fleet Payment Default Condition shall exist; and any payments delayed in accordance with the foregoing may not be made to the holders of Unsecured Claims, Dealers Claims or the Jaymed Claim until the failure giving rise to the Fleet Payment Default or the Fleet Payment Default Condition has been waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim); provided, however, that if a Fleet Payment Default exists on a
          --------  -------
          Quarterly Payment Date, any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date, whether or not such Fleet Payment Default is subsequently waived in writing or cured (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim); and provided further, however, that if a
                                           -------- -------
          Fleet Payment Default has occurred twice during a quarter preceding a Quarterly Payment Date, whether or not waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim), any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date.

               (5) Right to Adequate Protection Payments. Upon the Effective Date, the holder of the Allowed Secured Fleet Claim will be entitled indefeasibly to all of the adequate protection payments received under the prior Cash Collateral Orders, with such payments being credited to the calculation of the Allowed Secured Fleet Claim as set forth in the Cash Collateral Orders.

               (6) Debtor Release of Claims. Upon the Effective Date, and as more fully provided in this Plan, all Causes of Action, if any, that the Debtor (or any person by, through, or under the Debtor) may have or assert against Fleet or its participant, or any affiliate, or officer, director, or agent, representative, attorney of any of the foregoing parties, will be deemed irrevocably released and discharged.

               (7)  Fleet Collateral. The Secured Fleet Claim shall be secured
                    ----------------
     by all of the Fleet Collateral. Without limiting the generality of the foregoing, Fleet shall retain all of its Liens with respect to the portion of the Fleet Collateral in existence immediately prior to the Effective Date, except that effective upon the Effective Date, Fleet shall be deemed to have released its Liens upon any Contributed Non-Accrual Contracts. The Debtor shall use its best efforts to identify for Fleet in writing, as soon as practicable prior to the commencement of the Confirmation Hearing, all of the Contributed Non-Accrual Contracts existing as of August 31, 1997 as to which Fleet's Lien shall be released. In consideration of the use of funds prior to the Fleet Payment Date to pay Unsecured Claims, Dealer Claims and Jaymed Claims as provided in Section 4.2(b)(4) of the Plan, and in further consideration of the release of Liens provided for herein, upon the Effective Date, and as more fully provided under the New Fleet Documents, Fleet as the holder of the Secured Fleet Claim shall be granted a Lien upon the Debtor's legal and beneficial ownership interest in Funding Trust, subject to the prior Lien of Prudential, and further subject to a carve-out of up to $2.5 million in aggregate for Allowed fees and expenses awarded to professional persons retained by the Creditors' Committee and the Debtor; provided, however, that to the extent that any such Allowed
                 --------  -------
     fees and expenses have been satisfied by the Debtor prior to the Effective Date, such carve-out shall be correspondingly reduced.

               (8)  Default Rights. Upon and after the occurrence of an Event of
                    --------------
     Default, Fleet as the holder of the Secured Fleet Claim shall be authorized to (i) accelerate the maturity and demand payment of all of the Secured Fleet Claim, (ii) enforce its Liens with respect to the Fleet Collateral, and (iii) take such other action and exercise such other rights and remedies as are available to such holder under the New Fleet Documents or applicable law. From and after the occurrence and during the continuance of any such Event of Default, the principal amount of the Secured Fleet Claim shall bear interest at the Default Rate.

               (9)  Payment of Allowed Fleet Expenses. On the Effective Date,
                    ---------------------------------
     the Debtor shall pay to Fleet the sum of $300,000 in partial payment of the Allowed Fleet Expenses. The balance of such Allowed Fleet Expenses shall be paid in six (6) equal, or substantially equal, monthly installments, commencing on October 31, 1997, and continuing on November 30, 1997, December 26, 1997, January 31, 1998, February 28, 1998 and March 31, 1998, until paid in full, without any interest except interest at the Default Rate after the occurrence and during the continuance of an Event of Default.

               (10) New Fleet Documents. The Debtor shall execute and deliver to
                    -------------------
     Fleet the New Fleet Documents on or before the Effective Date. To the extent that the terms providing for payment of the Allowed Secured Fleet Claim in this Plan conflict with the terms providing for payment of the Allowed Secured Fleet Claim in the New Fleet Documents, the terms of this Plan shall control.

     4.3. CLASS 3 -- SECURED PRUDENTIAL CLAIM.
          -----------------------------------

          (a)  Impairment and Voting. Class 3 is unimpaired by the Plan. The
               ---------------------
holder of an Allowed Secured Prudential Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Distribution.  The holder of an Allowed Secured Prudential Claim
               ------------
shall receive payment in full of the Allowed amount of such Claim on the later of the Effective Date and the date such Claim becomes an Allowed Claim, or as soon thereafter as is practicable.

     4.4. CLASS 4 -- OTHER SECURED CLAIMS.
          -------------------------------

          (a)  Impairment and Voting.  Class 4 is unimpaired by the Plan.  Each
               ---------------------
holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Treatment of Claims. Except to the extent that a holder of an
               -------------------
Allowed Other Secured Claim agrees to a different treatment, at the sole option of the Debtor, each Allowed Other Secured Claim shall be treated in accordance with one of the following alternatives:

               (1)  Reinstatement. The Allowed Other Secured Claim shall be
                    -------------
     treated as an unimpaired Claim in accordance with section 1124 of the Bankruptcy Code; and notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Other Secured Claim to demand or receive accelerated payment of such Allowed Claim after the occurrence of a default, the holder of each such Allowed Claim shall receive from the Debtor the amount of such Allowed Claim through: (a) cure of any defaults occurring prior to the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; (b) reinstatement of the maturity of such Allowed Claim as such maturity existed prior to any such default; (c) compensation for any damages incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and (d) authorization to enforce other legal, equitable, or contractual rights to which the holder of such Allowed Claim may otherwise be entitled; or

               (2)  Payment in Full. The holder of an Allowed Other Secured
                    ---------------
     Claim shall receive Cash in an amount equal to such Claim, including any interest on such Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable; or

               (3)  Return of Collateral. The holder of an Allowed Other Secured
                    --------------------
     Claim shall receive the Collateral securing its Claim in full and complete satisfaction of such Claim on the later of the Effective Date and the date such Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

          (c)  Subclassification. Each Other Secured Claim shall be deemed to be
               -----------------
separately classified in a subclass of Class 4 and shall have all rights associated with separate classification under the Bankruptcy Code.

     4.5. CLASS 5 -- UNSECURED CLAIMS.
          ---------------------------

          (a)  Impairment and Voting. Class 5 is impaired by the Plan. Each
               ---------------------
holder of an Allowed Unsecured Claim is entitled to vote to accept or reject the Plan in accordance with the Voting Procedures Order.

          (b)  Distributions.  Each holder of an Allowed Unsecured Claim shall
               -------------
receive payment in full of such Allowed Unsecured Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal, over a period of one
                                   -----------------------
(1) year following the Effective Date, in four unequal quarterly payments, the first of which shall be due on the initial Quarterly Payment Date and the next three of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed each such holder's pro rata share (based on the amount of such Allowed Claim) of $1.5 million on the first Quarterly Payment Date, $900,000 on the second and third Quarterly Payment Dates, and the remaining balance of all Allowed Unsecured Claims plus any accrued but unpaid interest on the fourth Quarterly Payment Date; provided,
                                                                  --------
however, that the making of the quarterly payments required herein shall be
-------
subject to, and shall be delayed or deferred in accordance with, the terms of
Section 7.1(f) of the Plan.

          (c)  Late-Filed Proofs of Claim. Any proof of claim filed by the
               --------------------------
holder of an Unsecured Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan; provided, however, that the Debtor and the holder of an Unsecured Claim
      --------  -------
that is a June 16 Filer (but in no event a Late Filer) may compromise the late filing issue by agreeing to treat such holder's proof of claim as timely filed if such holder will reduce the amount of its Unsecured Claim by 25% of the otherwise allowable amount of such Claim.

     4.6. CLASS 6 -- DEALER CLAIMS.
          ------------------------

          (a)  Impairment and Voting. Class 6 is impaired by the Plan. Each
               ---------------------
holder of an Allowed Dealer Claim is entitled to vote to accept or reject the Plan in accordance with the Voting Procedures Order.

          (b)  Settlement Treatment. Each holder of a Dealer Claim that is a May
               --------------------
15 Filer or a June 16 Filer and that elects to receive the Settlement Treatment, and each holder of a Dealer Claim that is a May 15 Filer or a June 16 Filer that does not elect either to receive the Settlement Treatment or the Non-Settlement Treatment shall receive, in full satisfaction, release and discharge of such holder's Dealer Claim, (i) a dismissal of the Dealer Estimation Motion as to each such holder's Dealer Claim and a release of any and all other objections of the Debtor to such Dealer Claim and (ii) the following, to the extent applicable to each such holder:

               (1)  Enrollment Fee Claim. If the holder of Dealer Claim entered
                    --------------------
     into a Dealer Agreement with the Debtor on or after June 7, 1996, which Dealer Agreement was not terminated by the Debtor in accordance with the terms thereof, and if such holder filed a proof of claim on or before June 16, 1997 specifically alleging an Enrollment Fee Claim (not including proofs of claim amended after June 16, 1997 to allege an Enrollment Fee Claim), then

               a. if such holder is a May 15 Filer, such holder shall be granted an Allowed Enrollment Fee Claim in an amount equal to 100% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh (7th) day of each month through the sixth (6th) day of the next following month) between the effective date of such holder's Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period); or

               b. if such holder is a June 16 Filer, such holder shall be granted an Allowed Enrollment Fee Claim in an amount equal to 75% of the amount that is $4,500.00 minus the total of $562.50 times the number of months (calculated from the seventh (7th) day of each month through the sixth (6th) day of the next following month) between the effective date of such holder's Dealer Agreement and the Commencement Date (with such $562.50 being prorated by day for any partial month within such period);

     and such holder shall receive with respect to such Allowed amount aggregate distributions equal to the lesser of (i) 100% of such amount or (ii) a pro rata share (based on such Allowed amount) of a settlement fund equal to $139,468.75 minus the amount of all Allowed Enrollment Fee Claims held by Non-Settling Dealers; which distributions shall be made over a period of two (2) years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter; provided, however, that the making of the quarterly payments required
     --------  -------
     herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan; and provided further,
                                                        ----------------
     however, that the amount of any delayed or deferred quarterly payments
     -------
     shall bear interest from the date on which they were originally due until the date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the date on which they are actually paid; and/or

               (2)  Voucher Claim. If the holder of Dealer Claim filed a proof
                    -------------
     of claim on or before June 16, 1997 specifically alleging a Voucher Claim (not including proofs of claim amended after June 16, 1997 to allege a Voucher Claim), then

               a. if such holder is a May 15 Filer, such holder shall be granted an Allowed Voucher Claim in an amount equal to 100% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim; or

               b. if such holder is a June 16 Filer, such holder shall be granted an Allowed Voucher Claim in an amount equal to 75% of the amount that is 5% of the face amount of each unused voucher alleged in the proof of claim;

     and such holder shall receive with respect to such Allowed amount aggregate distributions equal to the lesser of (i) 100% of such amount or (ii) a pro rata share (based on such Allowed amount) of a settlement fund equal to $10,000 minus the amount of all Allowed Enrollment Fee Claims held by Non-Settling Dealers; which distributions shall be made over a period of two
     (2) years from the Effective Date in equal quarterly payments, with the first such payment being due on the second Quarterly Payment Date and subsequent payments being due on each Quarterly Payment Date thereafter; provided, however, that the making of the quarterly payments required
     --------  -------
     herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan; and provided further,
                                                        ----------------
     however, that the amount of any delayed or deferred quarterly payments
     -------
     shall bear interest from the date on which they were originally due until the date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the date on which they are actually paid; and/or

               (3)  Comprehensive Claim.  If such holder is entitled to future
                    -------------------
     collections from such holder's Contract Pool based upon the Debtor's $185 million collection scenario (which scenario is used for this purpose only as part of the compromise of the Dealer Claims embodied in the Settlement

     Treatment, the Debtor believing that a $155.5 million collection scenario is a more realistic estimate of collections), then

               a. if such holder is a May 15 Filer, such holder shall be granted an Allowed Comprehensive Claim in an amount equal to 100% of the estimated amount of future collections from such holder's Contracts based upon the Debtor's $185 million collection scenario; or

               b. if such holder is a June 16 Filer, such holder shall be granted an Allowed Comprehensive Claim in an amount equal to 75% of the estimated amount of future collections from such holder's Contracts based upon the Debtor's $185 million collection scenario;

     and such holder shall receive with respect to such Allowed amount aggregate distributions equal to the lesser of (i) 100% of such amount or (ii) a pro rata share (based on such Allowed amount) of a settlement fund equal to $8,286,803 minus the amount of all Comprehensive Claims held by Non-Settling Dealers as estimated based upon the Debtor's $185 million collection scenario; which distributions shall be made over a period of two
     (2) years from the Effective Date in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Dealer Claims under the Plan pursuant to the Non-Settlement Treatment, and the amount of which payments on the five Quarterly Payment Dates after the Fleet Payment Date shall equal one-fifth of the remaining balance of the Allowed Claim; provided, however, that the making of the quarterly payments
                    --------  -------
     required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan; and provided
                                                                   --------
     further, however, that the amount of any delayed or deferred quarterly
     -------  -------
     payments shall bear interest from the date on which they were originally due until the date on which they are actually paid at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to the date on which they are actually paid; and/or

               (4)  Dealer Settlement Right. If such holder's Contract Pool
                    -----------------------
     contains any Non-Accrual Contracts as of August 31, 1997, then

               a. if such holder is a May 15 Filer, such holder shall be entitled to a Dealer Settlement Right in an amount equal to 100% of the outstanding principal balance of such holder's Non-Accrual Contracts; or

               b. if such holder is a June 16 Filer, such holder shall be entitled to a Dealer Settlement Right in an amount equal to 75% of the outstanding principal balance of such holder's Non-Accrual Contracts;

     and such holder shall receive an interest in the Non-Accrual Contract Trust equal to the quotient obtained by dividing its Dealer Settlement Right by the aggregate amount of all Dealer Settlement Rights, with respect to which interest the Dealer shall receive distributions of Net Trust Collections in accordance with the provisions of Article V of the Plan.

          (c)  Non-Settlement Treatment. Each holder of a Dealer Claim that is a
               ------------------------
May 15 Filer or a June 16 Filer and that elects to receive the Non-Settlement Treatment, and each holder of a Dealer Claim that is a Late Filer shall receive the following, in full satisfaction, release and discharge of such holder's Dealer Claim:

               (1) If such holder is a May 15 Filer, and if such holder is granted an Allowed Dealer Claim by Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion, or

               (2) If such holder is a June 16 Filer or a Late Filer, and if the proof of claim of such holder is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section
     7.6 of the Plan, and if such holder thereafter is granted an Allowed Dealer Claim by Final Order of the Bankruptcy Court, following litigation pursuant to the Dealer Estimation Motion,

then such holder shall receive with respect to the Allowed amount of such Claim aggregate distributions equal to 100% of such amount, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal; which distributions
                                   -----------------------
shall be made over a period of two (2) years from the Effective Date in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed, on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, a pro rata share (based on the amount of such Allowed Claim) of the amount that equals $750,000 minus all amounts paid on Comprehensive Claims under the Plan pursuant to the Settlement Treatment, and the amount of which payments on the five Quarterly Payment Dates after the Fleet Payment Date shall equal one-fifth of the remaining balance of the Allowed Claim; provided, however, that the making of the quarterly payments
                   --------  -------
required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan.

     4.7. CLASS 7 -- JAYMED CLAIM.
          -----------------------

          (a)  Impairment and Voting. Class 7 is impaired by the Plan. The
               ---------------------
holder of an Allowed Jaymed Claim is entitled to vote to accept or reject the Plan.

          (b)  Distributions. The holder of the Allowed Jaymed Claim shall
               -------------
receive payment in full of such Allowed Claim, together with interest thereon from the Commencement Date at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal; which payment shall be made over
                      -----------------------
a period of two (2) years following the Effective Date, in eight unequal quarterly payments, the first of which shall be due on the second Quarterly Payment Date and the next seven of which shall be due on each Quarterly Payment Date thereafter; and the amount of which payments shall not exceed $750,000 on the second Quarterly Payment Date and each subsequent Quarterly Payment Date before or on the Fleet Payment Date, and the amount of which payments shall equal one-fifth of the remaining balance of the Allowed Claim on the five Quarterly Payment Dates after the Fleet Payment Date; provided, however, that
                                                      --------  -------
the making of the quarterly payments required herein shall be subject to, and shall be delayed or deferred in accordance with, the terms of Section 7.1(f) of the Plan.

     4.8. CLASS 8 -- MBIA CLAIM.
          ---------------------

          (a)  Impairment and Voting. Class 8 is unimpaired by the Plan. The
               ---------------------
holder of the Allowed MBIA Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

          (b)  Treatment of Claims. The Allowed MBIA Claim shall be treated as
               -------------------
an unimpaired Claim in accordance with section 1124 of the Bankruptcy Code; and notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed MBIA Claim to demand or receive accelerated payment of such Allowed Claim after the occurrence of a default, the holder of such Allowed Claim shall receive from the Debtor the amount of such Allowed Claim through:

               (1)  Cure of Defaults. Cure of any defaults occurring prior to
                    ----------------
     the Effective Date in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount;

               (2)  De-Acceleration. Reinstatement of the maturity of such
                    ---------------
     Allowed Claim as such maturity existed prior to any such default;

               (3)  Compensation for Damages. Compensation for any damages
                    ------------------------
     incurred as a result of reasonable reliance by the holder of such Allowed Claim on such contractual provision or such applicable law that authorizes demand for or receipt of accelerated payment, in one cash payment, in an amount agreed to by the Debtor and the holder of such Allowed Claim or in an amount determined by the Bankruptcy Court; made on the later of the Effective Date, the date on which the Debtor and the holder agree on the cure amount, or the date on which the Bankruptcy Court determines the cure amount; and

               (4)  Enforcement Rights.  Authorization to enforce other legal,
                    ------------------
     equitable, or contractual rights to which the holder of such Allowed Claim may otherwise be entitled.

To effect the unimpaired treatment provided herein, the two note guaranty insurance policies (policy numbers 20632 and 21656) and indemnity agreements by among MBIA Insurance Corporation, the Debtor, Funding Trust and Norwest Bank, dated March 15, 1996 and August 7, 1996, respectively, which give rise to the MBIA Claim, shall be deemed to have been assumed pursuant to section 365(a) of the Bankruptcy Code by the Confirmation Order.

     4.9. CLASS 9 -- SECTION 510(b) CLAIMS.
          --------------------------------

          (a)  Impairment and Voting. Class 9 is impaired by the Plan. Each holder of an Allowed Section 510(b) Claim is entitled to vote to accept or reject the Plan in accordance with the Voting Procedures Order.

          (b) Distributions. Each holder of an Allowed Section 510(b) Claim shall receive payment in full of such Allowed Claim, together with interest thereon at a rate of interest equal to the prime lending rate prevailing on the date that is seven (7) Business Days prior to each payment date, as published in The Wall Street Journal, over a period of four (4) years following the Effective
-----------------------
Date, in equal quarterly payments, with the first such payment being due on the Quarterly Payment Date that next follows the date on which Unsecured Claims, Dealer Claims and the Jaymed Claim are paid in full and with subsequent payments being due on each Quarterly Payment Date thereafter.

          (c)  Late-Filed Proofs of Claim. Any proof of claim filed by the
               --------------------------
holder of a Section 510(b) Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect in accordance with Section 7.6 of the Plan; provided, however, that the Debtor and the holder of an Unsecured Claim
      --------  -------
that is a June 16 Filer (but in no event a Late Filer) may compromise the late filing issue by agreeing to treat such holder's proof of claim as timely filed if such holder will reduce the amount of its Section 510(b) Claim by 25% of the otherwise allowable amount of such Claim.

    4.10. CLASS 10 -- EQUITY INTERESTS.
          ----------------------------

          (a) Impairment and Voting.  Class 10 is unimpaired by the Plan.  Each
              ---------------------
holder of an Equity Interest is conclusively presumed to have accepted the Plan as a holder of an Equity Interest, and is not entitled to vote to accept or reject the Plan.

           (b) Retention of Equity Interests.  Each holder of an Equity Interest
               -----------------------------
shall continue to hold such Equity Interests on the Effective Date.


                                  ARTICLE V.

                PROVISIONS GOVERNING NON-ACCRUAL CONTRACT TRUST
                -----------------------------------------------

     5.1. Governing Document.  The Non-Accrual Contract Trust shall be governed
          ------------------
by the trust agreement to be entitled "Non-Accrual Contract Trust of Holders of Dealer Claims Against Jayhawk Acceptance Corporation," which shall be substantially in the form contained in the Plan Supplement.

     5.2. Duties of Trustee.  The Non-Accrual Contract Trust shall be
          -----------------
administered by the Trustee in accordance with the trust agreement; and in addition to the rights and obligations of the Trustee under the trust agreement, the Trustee shall have standing to monitor and seek to enforce the Debtor's performance of its obligations under the Plan to holders of Dealer Claim and Unsecured Claims and its performance of other provisions of the Plan that have an affect upon the treatment of Dealer Claims and Unsecured Claims.

     5.3. Initial Contribution of Non-Accrual Contracts.  The Debtor shall
          ---------------------------------------------
identify all Non-Accrual Contracts existing as of August 31, 1997 that are in the Contract Pools of Dealers who are May 15 Filers and June 16 Filers. Of such identified Non-Accrual Contracts, the Debtor shall assign and transfer to the Non-Accrual Trust, as provided in Section 5.5(a) of the Plan, those Contracts having an aggregate outstanding principal balance in an amount equal to $80 million less the aggregate outstanding principal amount of any such identified Non-Accrual Contracts in the Contract Pools of Non-Settling Dealers (the "Initial Required Contract Amount"). To implement the foregoing Initial Required Contract Amount limitation, the Debtor shall first select for assignment and transfer any of such identified Non-Accrual Contracts in the Contract Pools of Settling Dealers with aggregate outstanding principals amounts up to but not exceeding the Initial Required Contract Amount; and the Debtor shall then select for assignment and transfer any other Non-Accrual Contracts, whether or not in the Contract Pools of Dealers who are May 15 or June 16 Filers, with aggregate outstanding principal amounts up to but not exceeding, together with the identified Non-Accrual Contracts of the Settling Dealers and the Non-Settling Dealers, the Initial Required Contract Amount. If, however, the aggregate outstanding principal amount of all identified Non-Accrual Contracts in the Contract Pools of Settling Dealers by itself exceeds the Initial Required Contract Amount, the Debtor and the Creditors' Committee shall agree on a pro rata mechanism for limiting the aggregate outstanding principal amount of such identified Non-Accrual Contracts to the Initial Required Contract Amount.

     5.4. Final Contribution of Non-Accrual Contracts.  The Debtor shall
          -------------------------------------------
identify all Non-Accrual Contracts existing as of the Fleet Payment Date that are in the Contract Pools of Dealers who are May 15 Filers and June 16 Filers. Of such identified Non-Accrual Contracts, the Debtor shall assign and transfer to the Non-Accrual Contract Trust, as provided in Section 5.5(b) of the Plan, those Contracts having an aggregate outstanding principal balance in an amount equal to $30 million less the aggregate outstanding principal amount of any such identified Non-Accrual Contracts in the Contract Pools of Non-Settling Debtors (the "Final Required Contract Amount"). To implement the foregoing Final Required Contract Amount limitation, the Debtor shall first select for assignment and transfer any of such identified Non-Accrual Contracts in the Contract Pools of Settling Dealers with aggregate outstanding principal amounts up to but not exceeding the

Final Required Contract Amount; and the Debtor shall then select for assignment and transfer any other Non-Accrual Contracts, whether or not in the Contract Pools of Dealers who are May 15 for June 16 Filers, with aggregate outstanding principal amounts up to but not exceeding, together with the identified Non-Accrual Contracts of the Settling Dealers and the Non-Settling Dealers, the Final Required Contract Amount. If, however, the aggregate outstanding principal amount of all identified Non-Accrual Contracts in the Contract Pool of Settling Dealers by itself exceeds the Final Required Contract Amount, the Debtor and the Trustee shall agree on a pro rata mechanism for limiting the aggregate outstanding principal amount of such identified Non-Accrual Contracts to the Final Required Contract Amount. The Debtor shall not enter into any bulk sale of Contracts until after the Final Required Contract Amount has been transferred to the Non-Accrual Contract Trust.

     5.2. Contents of Trust Provided by the Debtor.  The Non-Accrual Contract
          ----------------------------------------
Trust shall contain the following, which shall be assigned and transferred by the Debtor as set forth below:

          (a) Section 5.3 Contributed Non-Accrual Contracts.  Those of the
              ---------------------------------------------
Contributed Non-Accrual Contracts identified for assignment and transfer in
Section 5.3 of the Plan that are not owned by Funding Trust shall be delivered by the Debtor to the Trustee on the Effective Date; and those of such Contributed Non-Accrual Contracts that are owned by Funding Trust shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty
(30) days after the date on which the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B are paid in full. Any payments received by the Debtor after August 31, 1997 from the obligors under any such Contributed Non-Accrual Contracts (other than those Contracts that are owned by Funding Trust, as to which any such payments shall be replaced by the Debtor with additional Non-Accrual Contracts having an aggregate outstanding principal amount equal to such payments) shall be distributed by the Debtor to the Trustee on the Effective Date if received by the Debtor prior to the Effective Date or shall be distributed to the Trustee on the first Business Day that is thirty (30) days after the date of payment if received by the Debtor after the Effective Date; provided, however, that the aggregate amount of such payments shall not exceed
--------  -------
$15,000 without the consent of Fleet, and in the absence of such consent the Debtor shall defer making distribution to the Trustee of the amount exceeding $15,000 until the first Quarterly Payment Date after the Fleet Payment Date.
Any automobile titles remaining with respect to any such Contributed Non-Accrual Contracts shall be delivered by the Debtor to the Trustee on the Effective Date as to those titles with respect to Contracts that were not contributed to Funding Trust and on the first Business Day that is thirty (30) days after the date on which the Jayhawk Funding Trust I Automobile Loan-Backed Notes, Series 1996B are paid in full as to those titles with respect to Contracts that were contributed to Funding Trust; and

          (b) Section 5.4 Contributed Non-Accrual Contracts. The Contributed
              ---------------------------------------------
Non-Accrual Contracts identified for assignment and transfer in Section 5.4 of the Plan shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the Fleet Payment Date. Any payments received by the Debtor after the Fleet Payment Date from the obligors under any such Contributed Non-Accrual Contracts shall be distributed by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the date of payment. Any automobile titles remaining with respect to any such Contributed Non-Accrual Contracts shall be delivered by the Debtor to the Trustee on the first Business Day that is thirty (30) days after the Fleet Payment Date.

     5.6. Additional Contents of Trust.  During its term, the Non-Accrual
          ----------------------------
Contract Trust shall include any and all proceeds received by the Trustee from the Contributed Non-Accrual Contracts and any interest and other amounts earned on any collections and other cash contents.

     5.7  Assignment and Transfer of Contracts As Is.  The Contributed Non-
          ------------------------------------------
Accrual Contracts shall be assigned and transferred to the Non-Accrual Contract Trust in such condition as may exist on the date of assignment and transfer, without representations or warranties of any kind from the Debtor, and without recourse to the Debtor.

     5.8.  Transfer of Contract Documentation.  The Debtor shall deliver to the
           ----------------------------------
Trustee contemporaneously with the delivery of the Contributed Non-Accrual Contracts as provided in section 5.5 of the Plan all files, computer disks or tapes and other documentation or materials with respect to the Contributed Non-Accrual Contracts, and the Debtor shall cooperate with the Trustee in providing any additional existing information as may be reasonably requested by the Trustee.

     5.9.  Distributions from Trust.  The trust agreement shall provide for
           ------------------------
periodic distributions to each Settling Dealer entitled thereto pursuant to
Section 4.6(b)(4) of the Plan either of its interest in Net Trust Collections or its Non-Accrual Contracts that were contributed to the Non-Accrual Contract Trust, based upon the election of such Settling Dealer made in accordance with the provisions of the trust agreement. The trust agreement shall provide a time period within which such election must be made, and the Trustee shall provide notice to eligible Settling Dealers of such election right and of the deadline applicable thereto.

     5.10. Costs and Expenses of Trust.  The Non-Accrual Contract Trust shall
           ---------------------------
bear the costs and expenses incurred by the Trustee and any professionals, agents or employees retained by the Trustee, with respect to the Non-Accrual Contract Trust; including without limitation the costs and expenses of establishing, maintaining and administering the Non-Accrual Contract Trust, the costs and expenses of collecting the Non-Accrual Contracts, the costs and expenses of distributing Net Trust Collections to the holders of Dealer Claims entitled thereto, and the costs and expenses of complying with tax return, tax information return and other reporting requirements.

     5.11. No Liability of Debtor for Trust Activities. The Debtor shall have no
           -------------------------------------------
duty or obligation whatsoever with respect to the Non-Accrual Contract Trust; and it shall have no liability or responsibility for the establishment, maintenance or administration of the Non-Accrual Contract Trust, for the collection of Non-Accrual Contracts, or for the amount or distribution of Net Trust Collections. Neither the Debtor nor the Debtor's assets shall be liable to or subject to surcharge by the Trust, the Trustee, the professionals retained by the Trustee or any beneficiaries of the Trust.

     5.12. Mutual Indemnification.  The Debtor shall indemnify and hold harmless
           ----------------------
the Trustee and the Non-Accrual Contract Trust from any and all claims and causes of action arising with respect to a Non-Accrual Contract prior to the date on which it is assigned to the Non-Accrual Contract Trust; and the Trustee and the Non-Accrual Contract Trust shall indemnify and hold harmless the Debtor from any and all claims and causes of action arising with respect to a Non-Accrual Contract after the date on which it is assigned to the Non-Accrual Contract Trust.

     5.13. Purpose of Trust.  The Non-Accrual Contract Trust is created pursuant
           ----------------
to the Plan for the primary purpose of liquidating the assets transferred to it with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Non-Accrual Contract Trust. The Non-Accrual Contract Trust is intended to be classified as a "qualified settlement fund" for federal income tax purposes under Treasury Regulation Section 1.468B-1-5. The Debtor and the Trustee shall agree to the valuations of the Contributed Non-Accrual Contracts on the dates of assignment and transfer of such Contracts to Non-Accrual Contract Trust, and such agreed valuations shall be used by the Debtor and the Trustee for all federal income tax reporting purposes.

                                  ARTICLE VI.

            ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION
                   BY ONE OR MORE CLASSES OF IMPAIRED CLAIMS

     6.1  Classes Entitled to Vote.  Each impaired Class of Claims under the
          ------------------------
Plan shall be entitled to vote separately to accept or reject the Plan as provided in the order entered by the Bankruptcy Court governing the voting and balloting procedures applicable to the Plan.

     6.2  Deemed Acceptance Without Vote.  Any unimpaired Class of Claims or
          ------------------------------
Equity Interests shall be deemed to have accepted the Plan and shall not be entitled to vote to accept or reject the Plan.

     6.3  Claim Class Acceptance Requirement.  An impaired Class of Claims shall
          ----------------------------------
have accepted the Plan if it is accepted by at least two-thirds in amount and more than one-half in number of the Allowed Claims in such Class that have voted on the Plan.

     6.4  Nonconsensual Confirmation.  If any impaired Class of Claims entitled
          --------------------------
to vote shall not accept the Plan by the requisite statutory majorities as set forth in Section 6.3 of the Plan, the Debtor reserves the right to amend the Plan in accordance with Section 13.9 hereof or undertake to have the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code or both.


                                 ARTICLE VII.

               PROVISIONS REGARDING DISTRIBUTIONS UNDER THE PLAN
         AND TREATMENT OF DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS
         -------------------------------------------------------------

     7.1  Method of Distributions Under the Plan.
          --------------------------------------

          (a) In General. Subject to Bankruptcy Rule 9010, all distributions
              ----------
under the Plan shall be made by the Debtor or the Trustee, as appropriate, to the holder as of the Confirmation Date of each Allowed Claim at the address of such holder as listed on the Schedules, unless the Debtor has been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim by such holder that provides an address for such holder different from the address reflected on the Schedules for such holder. Neither the Debtor nor the Trustee shall have any obligation to recognize any transfer of a Claim occurring after the Confirmation Date and each shall be entitled instead to recognize and deal for all purposes herein with only those holders listed on the Schedules or on the register of proofs of claim maintained by the Clerk of the Bankruptcy Court or the agent of the Clerk of the Bankruptcy Court appointed for such purpose in the Chapter 11 Case as of the close of business on the Confirmation Date.

          (b) Distributions of Cash. Any payment of Cash made by the Debtor or
              ---------------------
the Trustee, as appropriate, pursuant to the Plan shall be made by check drawn on a domestic bank.

          (c) Timing of Distributions. Any payment or distribution required to
              -----------------------
be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day. Any payment or distribution required to be made under the Plan on any specific day shall be deemed timely if made no later than ten (10) Business Days after such date.

          (d) Minimum Distributions. No payment of Cash less than $10 shall be
              ---------------------
made by the Debtor or the Trustee, as appropriate, to any holder of a Claim unless a request therefor is made in writing to the Debtor.

          (e) Unclaimed Distributions.  Any distributions pursuant to the Plan,
              -----------------------
including cash, interest or other amounts earned thereon, that are unclaimed for a period of one (1) year after distribution thereof shall be revested in the Debtor, or in the Trust in the case of distributions from the Non-Accrual Contract Trust, and any entitlement of any holder of any Claim to such distributions shall be extinguished and forever barred.

          (f) Delayed or Deferred Distributions. The making of quarterly
              ---------------------------------
payments owing under the Plan with respect to Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7 are subject to, and shall be delayed or deferred as follows:

              (1) The Debtor shall not make any payments due on the initial Quarterly Payment Date of December 26, 1997 unless Fleet shall have first received from the Debtor principal payments aggregating $8 million with respect to the months of October through December 1997, and there shall be no accrued but unpaid interest owing to Fleet on December 26, 1997;

              (2) The Debtor shall not make any payment due on a Quarterly Payment Date until the installment payment (including principal and interest owed, and if any of the Allowed Fleet Expenses are outstanding, the amortized amount thereof as provided in Section 4.2(b)(9) hereof) due to Fleet on the same date is paid in full;

              (3) The Debtor may defer all or part of any of the payments otherwise due under the Plan with respect to Unsecured Claims, Dealer Claims and the Jaymed Claim in the event of and to the extent of an Insufficient Funds Determination, in which event the amount of any deferred quarterly payment shall be payable (a) if deferred prior to the Fleet Payment Date, beginning on the Quarterly Payment Date that follows the Fleet Payment Date and on each subsequent Quarterly Payment Date as necessary until such deferred payment amount is paid in full or (b) if deferred after the Fleet Payment Date, on each Quarterly Payment Date after the date of deferral on which the Debtor has available funds, as necessary until such deferred payment amount is paid in full; or

              (4) The Debtor shall have no authority to pay, and holders of Unsecured Claims, Dealer Claims and the Jaymed Claim shall not be entitled to receive, any future distributions under the Plan on any date that a Fleet Payment Default or a Fleet Payment Default Condition shall exist; and any payments delayed in accordance with the foregoing may not be made to the holders of Unsecured Claims, Dealers Claims or the Jaymed Claim until the failure giving rise to the Fleet Payment Default or the Fleet Payment Default Condition has been waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim); provided, however, that if a
                                                   --------  -------
     Fleet Payment Default exists on a Quarterly Payment Date, any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date, whether or not such Fleet Payment Default is subsequently waived in writing or cured (prior to the date on which Fleet has accelerated the maturity of the Secured Fleet Claim); and provided further,
                                                               ----------------
     however, that if a Fleet Payment Default has occurred twice during a
     -------
     quarter preceding a Quarterly Payment Date, whether or not waived in writing by Fleet or cured by the Debtor (prior to the date on which Fleet has accelerated the maturity and demanded payment of the Secured Fleet Claim), any payments due on such Quarterly Payment Date shall be deferred until after the Fleet Payment Date.

In the event of a partial deferral of payments, the deferral shall be allocated among the Classes containing Unsecured Claims, Dealer Claims and the Jaymed Claim on the basis of a 25% reduction in the payment amount otherwise owing with respect to Unsecured Claims, a 37-1/2% reduction in the payment amount otherwise owing with respect to Dealer Claims, and a 37-1/2% reduction in the payment amount otherwise owing with respect to the Jaymed Claim. If any such deferral results from an Insufficient Funds Determination, the Debtor shall provide on or before the Quarterly Payment Date to which the deferral relates a written certification to Fleet and the Trustee of the basis for making the Insufficient Funds Determination.


          (g) Prepayment. After the Fleet Payment Date, the Debtor shall have
              ----------
the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall be divided pro rata
          --------  -------
among Unsecured Claims in Class 5, Dealer Claims in Class 6 and the Jaymed Claim in Class 7 based upon the outstanding principal balance of Allowed Claims in such Classes.

     7.2. Disputed Claims.
          ---------------

          (a) Distributions Upon Allowance of Disputed Claims Entitled to
              -----------------------------------------------------------
Payment in Full in One Payment. The holder of a Claim entitled to payment in
------------------------------
full on one specific payment date, which Claim is a Disputed Claim on such payment date, but which Claim subsequently becomes an Allowed Claim, shall receive payment of its Allowed Claim within ten (10) Business Days following the date on which such Claim becomes a Allowed Claim pursuant to a Final Order.

          (b) Distributions Upon Allowance of Disputed Claims Entitled to
              -----------------------------------------------------------
Payment in Full in Installment Payments. The holder of a Claim entitled to
---------------------------------------
payment in full in installments on more than Quarterly Payment Date, which Claim is a Disputed Claim on the initial or any later Quarterly Payment Date, but which Claim subsequently becomes an Allowed Claim, shall receive the amount of any missed installments on the Quarterly Payment Date following the date on which such Claim becomes an Allowed Claim by Final Order. If such Claim does not become an Allowed Claim until after the last Quarterly Payment Date, the holder thereof shall receive payment of its Allowed Claim within ten (10) Business Days following the date on which such Claim becomes a Allowed Claim pursuant to a Final Order.

          (c) Tort Claims. All Tort Claims are Disputed Claims. Any Tort Claim
              -----------
as to which a proof of claim was properly filed and filed by the applicable Bar Date in the Chapter 11 Case shall be determined and liquidated (i) in the Bankruptcy Court or, in the case of personal injury tort, in the District Court or, if the District Court so orders, in the United States District Court for the judicial district in which the Claim arose, or (ii) if the District Court or the Bankruptcy Court abstains from exercising jurisdiction over the Claim, in the administrative or judicial tribunal(s) in which it is pending on the Effective Date or, if no action was pending on the Effective Date, in any administrative or judicial tribunal of appropriate jurisdiction, or (iii) in accordance with any alternative dispute resolution or similar proceeding as same may be approved by order of the Bankruptcy Court. Any Tort Claim determined and liquidated (x) pursuant to a judgment obtained in accordance with this Section 7.2(c) and applicable nonbankruptcy law which is no longer appealable or subject to review, or (y) in any alternative dispute resolution proceeding or similar proceeding as same may be approved by order of the Bankruptcy Court, shall be deemed an Allowed Unsecured Claim in such liquidated amount and satisfied in accordance with the Plan. Nothing contained in this Section 7.2(c) shall constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, in connection with or arising out of any Tort Claim.

     7.3. Objections to and Resolution of Disputed Administrative Expense Claims
          ----------------------------------------------------------------------
and Disputed Claims.  Subsequent to the Confirmation Date, except as to
-------------------
applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, subsequent to the Confirmation Date, the Debtor shall have the exclusive right to make and file objections to Administrative Expense Claims and objections to Claims. All objections shall be litigated to Final Order; provided, however, that the Debtor shall have the
                          --------  -------
authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor shall file all objections to Administrative Expense Claims (other than to applications for allowances of compensation and reimbursement of expenses) and objections to Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than (a) ninety (90) days after the later of the Effective Date or the date on which a proof of claim or request for payment is filed with the Bankruptcy Court or (b) such later date as may be approved by the Bankruptcy Court.

     7.4. Distributions Relating to Allowed Insured Claims.  Distributions under
          ------------------------------------------------
the Plan to each holder of an Allowed Insured Claim shall be in accordance with the treatment provided under the Plan for the Class in which such Allowed Insured Claim is classified, but solely to the extent that such Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing contained in this
Section 7.4 shall constitute or be deemed a waiver of any Cause of Action that the Debtor or any entity may hold against any other entity, including, without limitation, insurers under any policies of insurance.

     7.5. Cancellation and Surrender of Existing Securities and Agreements.
          ----------------------------------------------------------------

          (a) On the Effective Date, the promissory notes and other instruments evidencing any Claim shall be deemed canceled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtor the agreements and indentures governing such Claim shall be discharged.

          (b) Each holder of a promissory note or other instrument evidencing a Claim shall surrender such promissory note or instrument to the Debtor. No distribution of property hereunder shall be made to or on behalf of any such holders unless and until such promissory note or instrument is received by the Debtor or the unavailability of such promissory note or instrument is established to the reasonable satisfaction of the Debtor. The Debtor may require any holder that is unable to surrender or cause to be surrendered any such promissory notes or instruments to deliver an affidavit of loss and indemnity and/or furnish a bond in form and substance (including, without limitation, with respect to amount) reasonably satisfactory to the Debtor. Any holder that fails within the later of one (1) year after the Confirmation Date and the date its Claim is Allowed (i) to surrender or cause to be surrendered such promissory note or instrument, (ii) if requested, to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Debtor, and (iii) if requested, to furnish a bond reasonably satisfactory to the Debtor, shall be deemed to have forfeited all rights, claims and Causes of Action against the Debtor and shall not participate in any distribution hereunder.

     7.6  Procedure for Allowance of Late Filed Proofs of Claim.  Except as
          -----------------------------------------------------
otherwise provided in the Plan, any proof of claim filed by the holder of a Claim that is a June 16 Filer or a Late Filer shall be deemed disallowed unless such proof of claim is deemed to be timely filed by Final Order of the Bankruptcy Court issued pursuant to motion of such holder filed no later than thirty (30) days after the Effective Date, after notice and a hearing, upon proving excusable neglect. In proving excusable neglect, a June 16 Filer or a Late Filer shall be required to satisfy the standard set forth in Pioneer
                                                                  -------
Investment Services Company v. Brunswick Associates Limited Partnership, 507
-----------------------------------------------------------------------
U.S. 380, 395 (1993); provided, however, that as to the prejudice element of
                      --------  -------
such standard, there shall be a conclusive presumption that the Debtor and all creditors will be prejudiced as a consequence of permitting any late filed proof of claim to be deemed timely filed, and the Confirmation Order and/or any relating findings of fact and conclusions of law shall contain such a finding of prejudice.

     7.7. Inapplicability of Provisions to Secured Fleet Claim.  The provisions
          ----------------------------------------------------
of this Article VII (including specifically Section 7.1(c) of the Plan) shall not apply to the treatment and distribution rights of the Secured Fleet Claim, which are separately governed by the Plan and the New Fleet Documents.

                                 ARTICLE VIII.

                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES
                    ----------------------------------------

     8.1  Assumption or Rejection of Executory Contracts and Unexpired Leases.
          -------------------------------------------------------------------
Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any person shall be deemed rejected by the Debtor as of the Effective Date except for any executory contract or unexpired lease that (a) has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (b) has been renegotiated and either assumed or rejected on renegotiated terms pursuant to an order of the Bankruptcy Court entered prior to the Effective Date, (c) is the subject of a motion to assume that is pending before the Bankruptcy Court on the Effective Date, (d) is the subject of a motion to approve renegotiated terms and assumption or rejection on renegotiated terms that is pending before the Bankruptcy Court on the Effective Date, (e) was entered into after the Commencement Date either in the ordinary course of business by the Debtor or pursuant to an order of the Bankruptcy Court, or (f) is specifically treated otherwise in the Plan or the Confirmation Order.

     8.2. Approval of Assumption or Rejection.  Entry of the Confirmation Order
          -----------------------------------
shall constitute (a) the approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection of the executory contracts and unexpired leases rejected pursuant to Section 8.1 of the Plan, and (b) the extension of time, pursuant to section 365(d)(4) of the Bankruptcy Code, within which the Debtor may assume or reject unexpired leases of real property through the date of entry of an order approving the assumption or rejection of such unexpired leases.

     8.3. Bar Date for Filing Proofs of Claim for Rejection Damages.  Claims
          ---------------------------------------------------------
arising out of the rejection of an executory contract or unexpired lease pursuant to Section 8.1 of the Plan shall be filed with the Bankruptcy Court no later than thirty (30) days after the date of notice of entry of the Confirmation Order. Any Claims not filed within such time will be forever barred from assertion against the Debtor, its estate and its property. Unless otherwise ordered by the Bankruptcy Court, all Claims arising from the rejection of executory contracts and unexpired leases shall be treated as Unsecured Claims under the Plan.

     8.4. Cure of Defaults.  Except as may otherwise be agreed to by the
          ----------------
parties, within sixty (60) days after the Effective Date or as soon thereafter as is practicable, the Debtor shall cure any and all undisputed defaults under any executory contract or unexpired lease assumed pursuant to the Plan in accordance with section 365(b)(1) of the Bankruptcy Code. All disputed defaults that are required to be cured shall be cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Debtor's liability with respect thereto, or as may otherwise be agreed to by the parties.

     8.5. Insurance Policies.  The Debtor's insurance policies and any
          ------------------
agreements, documents or instruments relating thereto, including, without limitation, any retrospective premium rating plans relating to such policies, are deemed to be and shall be treated as executory contracts that are assumed under the Plan pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, and the Confirmation Order shall so provide. Notwithstanding the foregoing, distributions under the Plan to any holder of a Claim covered by any of such insurance policies and related agreements, documents or instruments that are assumed hereunder, shall be in accordance with the treatment provided under
Article IV and Section 7.4 of the Plan. Nothing contained in this Section 8.5 shall constitute or be deemed a waiver of any Cause of Action that the Debtor may hold against any entity, including, without limitation, the insurer under any of the Debtor's policies of insurance.

     8.6. Indemnification Obligations.  For purposes of the Plan, the
          ---------------------------
obligations of the Debtor to indemnify, reimburse or limit the liability of its present and any former directors, officers or employees that were directors, officers or employees, respectively, on or after the Commencement Date against any obligations pursuant to the Debtor's certificates of incorporation or bylaws, applicable state law or specific agreement, or any combination of the foregoing, shall survive confirmation of the Plan, remain unaffected thereby, and not be discharged irrespective of whether indemnification, reimbursement or limitation is owed in connection with an event occurring before, on, or after the Commencement Date.

    8.7.  Compensation and Benefit Programs.  Unless otherwise provided in a
          ---------------------------------
separate order of the Bankruptcy Court, all employment and severance practices and policies, and all compensation and benefit plans, policies, and programs of the Debtor, if any, applicable to its directors, officers or employees, including, without limitation, all savings plans, retirement plans, health care plans, severance benefit plans, incentive plans, workers' compensation programs and life, disability and other insurance plans are deemed to be and shall be treated as executory contracts that are assumed under the Plan pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, and the Confirmation Order shall so provide.

    8.8.  Retiree Benefits.  Payments, if any, due by the Debtor to any person
          ----------------
for the purpose of providing or reimbursing payments for retired employees and their spouses and dependents for medical, surgical, or hospital care benefits, or benefits in the event of sickness, accident, disability, or death under any plan, fund, or program (through the purchase of insurance or otherwise) maintained or established in whole or in part by the Debtor prior to the Commencement Date shall be continued for the duration of the period the Debtor has obligated itself to provide such benefits.

    8.9.  Dealer Agreements.  Dealer Agreements are not executory contracts and
          -----------------
shall not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan.

    8.10. Repossession Contracts.  Contracts entered into by the Debtor for the
          ----------------------
purpose of obtaining automobile repossession services are not executory contracts and shall not be subject to assumption or rejection or otherwise treated as executory contracts under the Plan. Such contracts shall continue in effect in accordance with their terms; provided, however, that any amounts
                                       --------  -------
outstanding under such contracts on the Effective Date shall be treated as Unsecured Claims under Section 4.5 of this Plan.


                                  ARTICLE IX.

                             COMPROMISE OF DISPUTES
                             ----------------------

    9.1.  Compromise and Settlement of Claims Against Fleet.  The Secured Fleet
          -------------------------------------------------
Claim shall be deemed an Allowed Secured Fleet Claim in the amount stated in the New Fleet Note. The Debtor shall execute and deliver the New Fleet Documents to Fleet, which documents, among other things, shall on the Effective Date operate to compromise and settle any Causes of Action that the Debtor (or any person by, through or under the Debtor) could have asserted against Fleet, Fleet's loan participant, Texas Commerce Bank, National Association and any director, officer or agent of either of them (the "Fleet Released Parties"), including Causes of Action arising out of or relating to any transaction or occurrence, act, activity or event, failure to act, or otherwise relating to any loans made by the Fleet Released Parties to the Debtor occurring before the Effective Date.
In consideration of the release provided for in this Section of the Plan and other treatment afforded Fleet under the New Fleet Documents, Fleet has agreed to the treatment of the Secured Fleet Claim under Section 4.2 of the Plan which treatment shall be deemed a compromise and settlement as of the Effective Date pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 of any Causes of Action that the Debtor has or may have had against the Fleet Released Parties. As of the Effective Date, the Fleet Released Parties shall be and hereby are released from any and all claims and Causes of Action that the Debtor may at any time have or be able to assert against any of the Fleet Released Parties and that arise out of or relate to any transaction or occurrence, act, activity or event, failure to act, or otherwise relate to any loan made by any of the Fleet Released Parties to the Debtor, before the Effective Date. Nothing in this Section 9.1 shall release the Fleet

Released Parties from any of their obligations under, or otherwise affect any party's rights pursuant to the Plan or the New Fleet Documents.

    9.2.  Compromise and Settlement with Dealers.  The Settlement Treatment
          --------------------------------------
offered to holders of Dealer Claims pursuant to Section 4.6(b) of the Plan represents a compromise of the issues raised in the Dealer Estimation Motion relating to the allowability and amount of Dealer Claims and of all possible claims and causes of action of the Debtor against the Settling Dealers and of the Settling Dealers against the Debtor. This Plan shall constitute a motion to the Bankruptcy Court seeking approval of the Settlement Treatment pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and the Confirmation Order shall constitute an order of the Bankruptcy Court approving the Settlement Treatment as fair and equitable and within the bounds of reasonableness and granting the Debtor and the Settling Dealers a full release of all possible claims and causes of action held against each other.

    9.3.  Compromise and Settlement with Richard B. Hoffmann.  In January 1996,
          --------------------------------------------------
the Debtor entered into an employment contract with Richard B. Hoffmann ("Hoffmann"), which contract, among other things, provided that in the event Hoffmann's employment terminated for any reason other than cause (as defined in the contract), Hoffmann would receive $250,000 (the "Severance Payment"). As of the Commencement Date, the Debtor and Hoffmann agreed that Hoffmann's employment would terminate and Hoffmann agreed to withdraw his demand for the Severance Payment. In exchange therefor, the Debtor paid Hoffmann two (2) months' salary, extended medical benefits to Hoffmann through July 31, 1997 and agreed to make voice-mail available to Hoffmann until the earlier of August 31, 1997 or the date Hoffmann secures alternative employment. This Plan shall constitute a motion to the Bankruptcy Court seeking approval of the Debtor's compromise with Hoffmann pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and the Confirmation Order shall constitute an order of the Bankruptcy Court approving the compromise as fair and equitable and within the bounds of reasonableness.


                                  ARTICLE X.

                         PROVISIONS REGARDING CORPORATE
                      GOVERNANCE OF THE REORGANIZED DEBTOR
                      ------------------------------------

   10.1.  General.  On the Effective Date, the management, control and operation
          -------
of the Debtor shall become the general responsibility of the Board of Directors of the Debtor, who shall, thereafter, have the responsibility for the management, control and operation of the Debtor as reorganized hereunder.

   10.2.  Meetings of Reorganized Debtor Stockholders.  In accordance with the
          -------------------------------------------
Amended Articles of Incorporation and the Amended Bylaws, as the same may be amended from time to time, the first annual meeting of the stockholders of the Debtor shall be held on a date in 1998 selected by the Board of Directors of the Debtor, and subsequent meetings of the stockholders of the Debtor shall be held at least once annually each year thereafter.

   10.3.  Directors and Officers of Reorganized Debtor.
          --------------------------------------------

          (a) Board of Directors. As of the Effective Date, the initial Board of
              ------------------
Directors of the Debtor shall consist of those individuals currently serving as members of the Debtor's Board of Directors or, if any of such individuals cease to serve prior to the Effective Date, any successors to such members as may be appointed consistent with the then existing articles of incorporation and bylaws of the Debtor. Each of the members of such initial Board of Directors shall serve until the first annual meeting of stockholders of the Debtor or their earlier resignation or removal in accordance with the Amended Articles of Incorporation or Amended Bylaws, as the same may be amended from time to time.

          (b) Officers.  The officers of the Debtor immediately prior to the
              --------
Effective Date shall serve as the initial officers of the Debtor on and after the Effective Date. Such officers shall serve in accordance with any employment agreement with the Debtor and applicable nonbankruptcy law.

   10.4.  Amended Bylaws and Amended Articles of Incorporation.  The Amended
          ----------------------------------------------------
Bylaws and Amended Articles of Incorporation shall be amended and restated as of the Effective Date to the extent necessary to prohibit the issuance of nonvoting equity securities as required by section 1123(a)(6) of the Bankruptcy Code, subject to further amendment of such articles of incorporation and bylaws as permitted by applicable law, and to effectuate the provisions of the Plan, in each case without any further action by the stockholders or directors of the Debtor.

   10.5.  Issuance of New Promissory Note and Conversion of Jaymed Preferred
          ------------------------------------------------------------------
Stock.  The issuance of the New Fleet Note by the Debtor is authorized without
-----
further act or action under applicable law, regulation, order or rule. The Debtor shall exchange shares of its common stock for shares of Jaymed Preferred Stock in accordance with that certain Preferred Stock Purchase Agreement dated April 14, 1997 between Westcott and Jaymed.


                                  ARTICLE XI.

               IMPLEMENTATION AND EFFECT OF CONFIRMATION OF PLAN
               -------------------------------------------------

   11.1.  Implementing Actions.  On or before the Effective Date, the following
          --------------------
shall occur in implementation of the Plan:

          (a) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;

          (b) the Debtor shall have received all authorizations, consents, regulatory approvals, rulings, letters, no-action letters, opinions or documents that are determined by the Debtor to be necessary to implement the Plan;

          (c) the Debtor shall have executed and delivered to Fleet all of the New Fleet Documents;

          (d) Westcott shall have executed and delivered to Fleet the Westcott Guaranty and the Westcott Release; and

          (e) Fleet shall have accepted, executed and delivered the New Fleet Documents, and all conditions precedent thereunder shall have been satisfied or waived by Fleet, in writing.

    11.2. Enforcement of Confirmation Order.  Any party in interest shall have
          ---------------------------------
standing to seek any such order from the Bankruptcy Court as shall be necessary to implement the Plan and enforce the terms and provisions of the Confirmation Order.

    11.3. Revesting of Assets.
          -------------------

          (a) The property of the Debtor's estate shall revest in the Debtor as reorganized hereunder on the Effective Date, subject to all liens and security interests provided for in this Plan.

          (b) From and after the Effective Date, the Debtor may operate its business, and may use, acquire and dispose of property free of any restrictions imposed under the Bankruptcy Code.

          (c) As of the Effective Date, all property of the Debtor shall be free and clear of all liens, claims and interests of holders of Claims and Equity Interests, except as provided in this Plan.

    11.4. Causes of Action.  Pursuant to section 1123(b)(3)(B) of the Bankruptcy
          ----------------
Code, as of the Effective Date any Causes of Action accruing to the Debtor, including, without limitation, avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, that are not compromised, settled or satisfied prior thereto or in this Plan, shall become assets of the Debtor, and the Debtor shall have the authority to prosecute such Causes of Action for the benefit of the Debtor's estate. The Debtor shall have the authority to compromise and settle, otherwise resolve, discontinue, abandon or dismiss all such Causes of Action without approval of the Bankruptcy Court.

    11.5. Discharge of Debtor.  The rights afforded herein and the treatment of
          -------------------
all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge, and release of Claims of any nature whatsoever, including any interest accrued on such Claims from and after the Commencement Date, against the Debtor, or any of their assets or properties. Except as otherwise provided herein, on the Effective Date, all such Claims against the Debtor shall be satisfied, discharged, and released in full, and all persons shall be precluded from asserting against the Debtor, its successors, or its assets or properties any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date.

    11.6  Injunction.  Except as otherwise expressly provided in the Plan or the
          ----------
Confirmation Order, all entities who have held, hold or may hold Claims against the Debtor are permanently enjoined, on and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or against the property or interests in property of the Debtor on account of any such Claim or Equity Interest, and (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor on account of any such Claim. Such injunction shall extend to successors of the Debtor (including, without limitation, the Debtor as reorganized hereunder) and their respective properties and interests in property.


                                 ARTICLE XII.

                           RETENTION OF JURISDICTION
                           -------------------------

    12.1. Exclusive Jurisdiction.  The Bankruptcy Court shall have exclusive
          ----------------------
jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of Claims resulting therefrom;

          (b) To determine any and all adversary proceedings, applications and contested matters;

          (c) To hear and determine any objection to Administrative Expense Claims or Claims;

          (d) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

          (e) To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

          (f) To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

          (g) To hear and determine all applications for compensation and reimbursement of expenses of professionals under sections 330, 331 and 503(b) of the Bankruptcy Code and the Plan;

          (h) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

          (i) To recover all assets of the Debtor and property of the estate of the Debtor, wherever located;

          (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

          (k) To hear and determine all issues arising with respect to the Non-Accrual Contract Trust, the Contributed Non-Accrual Contracts, the Net Trust Collections or the Trustee, including any issues relating to the valuations of the Contributed Non-Accrual Contracts pursuant to Section 5.13 of the Plan, and including any issues relating to the Trustee's duties and rights;

          (l) To hear and determine all matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

          (m) To hear any other matter not inconsistent with the Bankruptcy Code; and

          (n) To enter a final decree closing the Chapter 11 Case.


                                 ARTICLE XIII.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

    13.1. Effectuating Documents and Further Transactions.  The Debtor, through
          -----------------------------------------------
its Chief Executive Officer, President, or its Chief Financial Officer, is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan and any notes issued pursuant to the Plan.

    13.2. Corporate Action.  On the Effective Date, all matters provided for
          ----------------
under the Plan that would otherwise require approval of the stockholders or directors of the Debtor, including, without limitation, the effectiveness of the Amended Articles of Incorporation, the Amended Bylaws, the election or appointment, as the case may be, of directors and officers of the Debtor pursuant to the Plan, and the authorization and approval of employment agreements or amended employment agreements, shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to the applicable general corporation laws of the State of Texas without any requirement of further action by the stockholders or directors of the Debtor. On the Effective Date or as soon thereafter as is practicable, the Debtor shall, if required, file the Amended

Articles of Incorporation with the Secretary of State of Texas, in accordance with the applicable general corporation law of the State of Texas.

    13.3. Exemption from Transfer Taxes.  Pursuant to section 1146(c) of the
          -----------------------------
Bankruptcy Code, the issuance, transfer or exchange of notes under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including, without limitation, any merger agreements or agreements of consolidation, deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax.

    13.4. Debtor's Limited Release of Directors and Officers.  As of the
          --------------------------------------------------
Effective Date, the Debtor shall be deemed to have waived and released its present directors and officers who were directors and officers, respectively, during the Chapter 11 Case and on or before the Commencement Date from any and all claims of the Debtor, including, without limitation, claims which the Debtor otherwise has legal power to assert, compromise or settle in connection with the Chapter 11 Case; provided, however, that this Section 13.4 shall not operate as
                 --------  -------
a waiver or release of any claim (i) in respect of any loan, advance or similar payment by the Debtor to any such person, and (ii) in respect of any contractual obligation owed by such person to the Debtor.

    13.5. Exculpation.  Subject to Section 13.4 of the Plan, neither the Debtor
          -----------
nor any of its officers, directors, employees, advisors, agents, attorneys and other professionals, and neither the Creditors' Committee nor any of its members, attorneys or other professionals, shall have or incur any liability to any holder of a Claim or Equity Interest for any act or omission in connection with, or arising out of, the filing of the Chapter 11 Case, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Chapter 11 Case or the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtor and each of its officers, directors, employees, advisors, agents, attorneys and other professionals, and the Creditors' Committee and each of its members, attorneys and other professionals shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

    13.6. Termination of Creditors' Committee.  The appointment of the
          -----------------------------------
Creditors' Committee, and the retention of the professionals employed to represent the Creditors' Committee, shall terminate at such time as all payments and other distributions required to be made on the initial Quarterly Payment Date are made; provided, however, that from and after the Effective Date, the
               --------  -------
professionals representing the Creditors' Committee shall not be entitled to incur fees and expenses unless authorized by order of the Bankruptcy Court, upon separate motion of the Creditors' Committee and after notice and hearing.

    13.7. Post-Effective Date Fees and Expenses.  From and after the Effective
          -------------------------------------
Date, the Debtor shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Debtor, including, without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan and the prosecution of objections to Claims.

    13.8. Payment of Statutory Fees.  All fees payable pursuant to section 1930
          -------------------------
of the title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on the Effective Date.

    13.9. Amendment or Modification of the Plan.  Alterations, amendments or
          -------------------------------------
modifications of the Plan may be proposed in writing by the Debtor at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with section 1125 of the Bankruptcy Code. The Plan may be altered, amended or modified at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications. A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder. Otherwise, the Debtor may alter, amend or modify the treatment of Claims and Equity Interests provided for under the Plan if the holders of Claims or Equity Interests affected thereby agree or consent to any such alteration, amendment or modification.

   13.10. Severability.  In the event that the Bankruptcy Court determines,
          ------------
prior to the Confirmation Date, that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims or Equity Interests as to which the provision is determined to be invalid, void or unenforceable. The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan.

   13.11. Revocation or Withdrawal of the Plan.  The Debtor reserves the right
          ------------------------------------
to revoke or withdraw the Plan prior to the Confirmation Date. If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any person or to prejudice in any manner the rights of the Debtor or any person in any further proceedings involving the Debtor.

   13.12. Binding Effect.  The Plan shall be binding upon and inure to the
          --------------
benefit of the Debtor, the holders of Claims and Equity Interests, and their successors and assigns, including, without limitation, the Debtor as reorganized hereunder.

   13.13. Notices.  All notices, requests and demands to or upon the Debtor to
          -------
be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

     Jayhawk Acceptance Corporation
     2001 Bryan Tower, Suite 600
     Dallas, Texas  75201
     Attn:  Jack T. Smith
     Telephone:  (214) 754-1000
     Facsimile:  (800) 307-4295

     with a copy to:

     Weil, Gotshal & Manges LLP
     700 Louisiana, Suite 1600
     Houston, Texas 77002-2784
     Attn:  Harry A. Perrin
     Telephone:  (713) 546-5000
     Facsimile:  (713) 224-9511

   13.14. Governing Law.  Except to the extent the Bankruptcy Code, Bankruptcy
          -------------
Rules or other federal law is applicable, or to the extent an Exhibit to the Plan or a document contained in the Plan Supplement provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without giving effect to the principles of conflicts of law of such jurisdiction.

   13.15. Withholding and Reporting Requirements.  In connection with the
          --------------------------------------
consummation of the Plan, the Debtor, as the case may be, shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

   13.16. Plan Supplement.  Forms of the documents relating to the New Fleet
          ---------------
Documents, the Westcott Guaranty, the Westcott Release and the trust agreement for the Non-Accrual Contract Trust shall be contained in the Plan Supplement, which has been filed separately with the Clerk of the Bankruptcy Court, no later than ten (10) days before the commencement of the Confirmation Hearing. The Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours after the date of its filing. Holders of Claims or Equity Interests may obtain a copy of the Plan Supplement upon written request to the Debtor in accordance with Section 13.13 of the Plan.

   13.17. Headings.  Headings are used in the Plan for convenience and reference
          --------
only, and shall not constitute a part of the Plan for any other purpose.

   13.18. Exhibits.  All Exhibits to the Plan, including the Plan Supplement,
          --------
are incorporated into and are a part of the Plan as if set forth in full herein.

   13.19. Filing of Additional Documents.  On or before substantial consummation
          ------------------------------
of the Plan, the Debtor shall file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

Dated: August 19, 1997
       Dallas, Texas

                              JAYHAWK ACCEPTANCE CORPORATION


                              By: /s/ Jack T. Smith
                                  ------------------
                                  Jack T. Smith
                                  President and Chief Operating Officer

                              OFFICIAL COMMITTEE OF UNSECURED CREDITORS


                              By: /s/ Donald L. Jones
                                  -------------------
                                  Donald L. Jones
                                  (Vice President of Cap Gemini America)
                                  Chairman

OF COUNSEL:

WEIL, GOTSHAL & MANGES LLP


By: /s/ Harry A. Perrin
    -------------------
    Harry A. Perrin
    State Bar No. 15796800

700 Louisiana, Suite 1600
Houston, Texas  77002-2784
(713) 546-5000
  -and-
100 Crescent Court, Suite 1300
Dallas, Texas 75201-6950
(214) 746-7700


ATTORNEYS FOR THE DEBTOR

SIMON, ANISMAN, DOBY & WILSON, P.C.


By:/s/ Michael D. Warner
   ---------------------
   Michael D. Warner
   State Bar No. 00792304

400 Professional Building
303 West Tenth Street
P.O. Box 17047
Fort Worth, Texas 76102-0047
(817) 820-3100

COUNSEL FOR CREDITORS' COMMITTEE